Exhibit 4.1

INDENTURE

Dated as of October 1, 2018

STEVENS HOLDING COMPANY, INC.

THE GUARANTORS FROM TIME TO TIME PARTY

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

6.125% Senior Notes due 2026

i

EXHIBIT A	Form of Note
EXHIBIT B-1	Form of Supplemental Indenture for Altra and the other Altra Guarantors
EXHIBIT B-2	Form of Supplemental Indenture for Additional Guarantors
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

INDENTURE dated as of October 1, 2018, among STEVENS HOLDING COMPANY, INC., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) from time to time party hereto and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the term the “Issuer” refers only to Stevens Holding Company, Inc., a Delaware corporation, and not to any of its Subsidiaries (as defined herein) or Affiliates (as defined herein).

WHEREAS, the term the “Company” refers to (i) the Issuer prior to the consummation of the Merger (as defined herein), and (ii) Altra (as defined herein), and not to any of its subsidiaries, from and after consummation of the Merger.

WHEREAS, the Issuer has duly authorized the creation of an issue of (a) $400,000,000 aggregate principal amount of 6.125% Senior Notes due 2026 (the “Initial Notes” and, together with any Additional Notes (as defined herein), the “Notes”) of which $250,000,000 (the “Debt Exchange Amount”) shall initially be represented by a Certificated Note (as defined herein) issued to Fortive Corporation, a Delaware corporation (“Fortive”).

WHEREAS, upon consummation of the Merger, the Issuer, Altra and each other Altra Guarantor (as defined herein) shall execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B-1 hereto, pursuant to which (i) Altra will become a party to this Indenture and expressly agrees to be bound by all provisions of this Indenture applicable to it under the Notes and this Indenture (including the provisions of Article IV and Article X hereof), and (ii) each other Altra Guarantor will become a Subsidiary Guarantor under this Indenture.

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein).

Article I

DEFINITIONS

Section 1.01 Definitions. The following terms shall have the following meanings: “Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means any additional notes issued by the Issuer having the same terms as the Notes, except for the public offering price and the issue date and, if applicable, the initial interest accrual date and the initial Interest Payment Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this Indenture, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Altra” means Altra Industrial Motion Corp., a Delaware corporation.

“Altra Guarantors” means Altra, Ameridrives International, LLC, Boston Gear LLC, Bauer Gear Motor LLC, Formsprag LLC, Guardian Couplings LLC, Inertia Dynamics, LLC, Kilian Manufacturing Corporation, Nuttall Gear L L C, Svendborg Brakes USA, LLC, TB Wood’s Corporation, TB Wood’s Incorporated, Warner Electric LLC and Warner Electric Technology LLC.

“Agent” means any Registrar, Paying Agent and Custodian.

“Agent Member” means a member of, or a participant in, the Depositary.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.07), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities, obsolete, surplus or worn-out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used, useful or economically practical to maintain in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company or the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.05;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with a fair market value for each such transaction or series of transactions of less than $25.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the (i) termination of leasehold or other non-fee interests in real property in the ordinary course of business which, in the reasonable good faith determination of the Company (which determination shall be conclusive), are not material in to the conduct of the business of the Company and the Restricted Subsidiaries, and (ii) lease, assignment or sub-lease of any real or personal property in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture parties set forth in any joint venture or similar binding agreement;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnations or any similar action with respect to assets or the granting of Liens not prohibited by this Indenture;

(j) any financing transaction with respect to the acquisition or construction of property by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions, and asset securitizations permitted by this Indenture;

(k) (i) the licensing and sub-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with past practice, (ii) a grant of a license to use the Company’s or any Restricted Subsidiary’s patents, trade secrets, know-how or other intellectual property to the extent that such license does not limit in any material respect the licensor’s use of the patent, trade secret, know-how or other intellectual property in the Company’s business and (iii) the abandonment of intellectual property rights in the ordinary course of business which, in the reasonable good faith determination of the Company (which determination shall be conclusive), are not material to the conduct of the business of the Company and the Restricted Subsidiaries;

(l) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(n) sales of receivable assets pursuant to any Permitted Receivables Facility;

(o) dispositions of non-core assets (which may include real property) acquired in connection with any acquisition permitted by this Indenture or other Permitted Investment within 365 days after the consummation of such acquisition or other Permitted Investment in an aggregate amount for all such dispositions not to exceed $50.0 million;

(p) any disposition of assets effected pursuant to the Transactions;

(r) transfers of equipment, fixed assets or real property (including improvements thereon) subject to any event that gives rise to the receipt by the Company and the Restricted Subsidiaries of any casualty insurance proceeds or condemnation awards in respect thereof to replace, restore or repair, or compensation for the loss of, such equipment, fixed assets or real property, upon receipt of the net proceeds of such casualty insurance proceeds or condemnation awards; and

(s) termination of Swap Contracts.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors or other relevant law in any jurisdiction of competent authority for the relief of debtors relating to moratorium, bankruptcy, insolvency, receivership, winding up, liquidation, examinership or reorganization or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to a corporation, the board of directors of the corporation, and, with respect to any other Person, the board or committee of such Person, or board of directors of the general partner or general manager of such Person, serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Issuer or the Company, as applicable, to have been adopted by the Board of Directors of the Issuer or the Company or pursuant to authorization by the Board of Directors of the Issuer or the Company, as applicable, including by an authorized officer, and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

“Business Day” means each day that is not a Legal Holiday.

“Calculation Date” means the date on which the event for which the calculation of the Consolidated Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable, shall occur.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation (including, without limitation, quotas) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(2) investments in commercial paper maturing within two hundred seventy (270) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating agency);

(3) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(4) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above;

(5) investments in money market and similar highly liquid funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated in the highest rating category obtainable from S&P or Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating agency) and (iii) have portfolio assets of at least $5,000,000,000;

(6) readily marketable direct obligations with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating agency);

(7) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating agency) with maturities of 12 months or less from the date of acquisition;

(8) investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating agency); and

(9) investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (1) through (8) above.

Solely, in the case of investments by any Foreign Subsidiary that is a Restricted Subsidiary, Cash Equivalents shall also include investments of the type (including comparable quality), and maturity described in clauses (1) through (6) and clauses (8) through (9) above of foreign obligors (including investments that are denominated in currencies other than Dollars), which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and are investments customarily utilized in such countries in which such Foreign Subsidiary operates for short term cash management purposes.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons substantially in the form of Exhibit A hereto, and such Note shall not bear the DTC Legend and shall not have the “Schedule of Exchanges of Notes” attached thereto.

“Change of Control” means the occurrence of any one of the following:

(1) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision, but excluding any employee benefit plan of such Person, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of ultimate beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (on a fully diluted basis), other than by virtue of (a) the imposition of one or more holding companies (including in connection with a business combination and regardless of whether any such holding company has other assets) or (b) the reincorporation of the Company in another jurisdiction, if in the case of either (a) or (b) the beneficial owners of the Voting Stock of the Company immediately prior to such transaction directly or indirectly hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter; or

(2) the Company ceases to own, directly or indirectly, 100% of the Capital Stock of the Issuer.

Notwithstanding the foregoing, the Transactions shall not constitute a Change of Control.

For the purposes of this definition, the term “Person” shall be defined as that term is used in Section 13(d)(3) of the Exchange Act and the term “beneficial owner” shall be defined as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act.

“Company” has the meaning set forth in the recitals hereto.

“Consolidated Indebtedness” means, for the Company and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP and as of any date, an amount equal to (without duplication) all Indebtedness of the Company and the Restricted Subsidiaries for borrowed money, all unreimbursed obligations in respect of drawn letters of credit that have not been reimbursed within two Business Days after the date of such drawing, all Capitalized Lease Obligations and other purchase money Indebtedness and all payment guarantees of any of the foregoing obligations, in each case as of such date.

“Consolidated Interest Expense” means, as of any date of determination, for any period, for the Company and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period, all interest expense (including interest expense under Capitalized Lease Obligations that is treated as interest in accordance with GAAP) with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries allocable to such period in accordance with GAAP (including all commissions, discounts and other fees and charges owed with respect to letters of credit) minus interest income for such period in accordance with GAAP, provided, however, that the calculation of Consolidated Interest Expense shall not include (a) interest payable from the Company or any Restricted Subsidiary to any other Restricted Subsidiary or the Company or (b) fees and expenses, original issue discount and upfront fees, payoff fees, including any premiums for prepaying obligations, in each case of or by the Company and its Restricted Subsidiaries, including in connection with the financing of the Transactions, (c) extinguishment charges relating to the early extinguishment of Indebtedness or obligations under Swap Contracts, (d) noncash amounts attributable to the amortization of debt discounts or accrued interest payable in kind and (e) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, on a consolidated basis at such determination date.

“Consolidated Net Income” means, as of any date of determination, the Net Income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for any period calculated in accordance with GAAP, on a consolidated basis; provided that Consolidated Net Income shall exclude, without duplication:

(1) solely for the purpose of determining the amount available for Restricted Payments under clause (i) of Section 4.05(a)(4)(C), the Net Income of any Subsidiary of the Company that is not the Issuer or a Subsidiary Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or law applicable to such Subsidiary during such period (unless such restrictions on dividends or similar distributions have been legally and effectively waived), except that the Company’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

(2) extraordinary, unusual or non-recurring gains and extraordinary, unusual or non-recurring charges or losses (including extraordinary, unusual or non-recurring costs of, and payments of, actual or prospective legal settlements, fines, judgments or orders);

(3) any amounts attributable to Investments in any Unrestricted Subsidiary to the extent that such amounts have not been distributed in cash to the Company and the Restricted Subsidiaries during such applicable period;

(4) effects of adjustments in the consolidated financial statements of the Company pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transactions or any consummated recapitalization or acquisition transaction or the amortization or write-off of any amounts thereof;

(5) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Swap Contracts or other derivative instruments);

(6) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness;

(7) accruals and reserves that are established or adjusted within 12 months after the Issue Date that are so required to be established or adjusted as a result of the Transactions in accordance with GAAP or as a result of the adoption or modification of accounting policies;

(8) any gain or charge as a result of, or in connection with, any disposition outside the ordinary course of business;

(9) any unrealized or realized net foreign currency translation gains or losses and unrealized net foreign currency transaction gains or losses, in each case impacting net income;

(10) unrealized net losses, charges or expenses and unrealized net gains in the fair market value of any arrangements under Swap Contracts; and

(11) the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or the date that such other Person’s assets are acquired by the Company or any Restricted Subsidiary (except to the extent required for pro forma adjustments described herein);

provided that none of the foregoing clauses (1) through (10) shall exclude any charges, accruals, reserves, expenses, costs or other items referred to in clause (11) of the definition of EBITDA.

“Consolidated Net Leverage Ratio” means, as of the applicable Calculation Date, the ratio of (a) the Consolidated Indebtedness of the Company and its Restricted Subsidiaries as of such Calculation Date less Unrestricted Cash of the Company and its Restricted Subsidiaries as of such Calculation Date (in each case, determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such Calculation Date) to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending immediately prior to such Calculation Date for which internal financial statements are available. For purposes of determining the “Consolidated Net Leverage Ratio,” “EBITDA” shall be subject to the adjustments applicable to “EBITDA” as provided for in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Net Leverage Ratio” means, as of the applicable Calculation Date, the ratio of (a) the Consolidated Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens on any assets or property of the Company or its Restricted Subsidiaries as of such Calculation Date less Unrestricted Cash of the Company and its Restricted Subsidiaries as of such Calculation Date (in each case, determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such Calculation Date) to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending immediately prior to such Calculation Date for which internal financial statements are available. For purposes of determining the “Consolidated Secured Net Leverage Ratio,” “EBITDA” shall be subject to the adjustments applicable to “EBITDA” as provided for in the definition of “Fixed Charge Coverage Ratio.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures), providing for revolving credit loans, term loans or letters of credit or other long-term Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.07) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, investor or group of lenders.

“Custodian” means (other than as used and defined in Article VI) the Trustee, as custodian with respect to any Notes in global form.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-cash Consideration” means the fair market value (as determined by the Company in good faith, which determination shall be conclusive) of non-cash consideration received by the Company or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation (which amount will be deemed to be no longer outstanding as Designated Non-cash Consideration for purposes of Section 4.08 in an amount equal to the fair market value of the portion of such non-cash consideration converted by the Company or any Restricted Subsidiary to cash or Cash Equivalents following the consummation of the applicable Asset Sale), executed by the principal financial officer of the Company.

“Designated Preferred Stock” means Preferred Stock of the Company or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate executed by the principal financial officer of the Company on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.05(a)(4)(C).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale and other than if redeemable for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale and other than if redeemable for Capital Stock of such Person that is not itself Disqualified Stock), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date of the Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“DTC” means The Depository Trust Company or its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“EBITDA” means, as of any date of determination for any period, an amount equal to Consolidated Net Income for such period plus, without duplication and, (except in the case of clauses (9), (10) and (12) below) to the extent the relevant item or amount is incorporated in the calculation of Consolidated Net Income for such period,

(1) Consolidated Interest Expense of the Company and the Restricted Subsidiaries for such period; plus

(2) the aggregate amount of consolidated income and franchise taxes on or measured by income of the Company and the Restricted Subsidiaries for that period whether or not payable during such period; plus

(3) consolidated depreciation and amortization and all other noncash charges, expenses or losses, including non-cash compensation and impairment charges of the Company and the Restricted Subsidiaries, for such period; minus

(4) any noncash income or gains (other than the accrual of revenue in the ordinary course of business); minus

(5) any gains attributable to the sale of assets by the Company and the Restricted Subsidiaries outside the ordinary course of business; plus

(6) fees, costs, commissions and expenses incurred or paid during such period related to the Transactions, including any reorganization expenses; plus

(7) transaction fees, costs, commissions and expenses incurred or paid during such period related to any issuance of Equity Interests, incurrence of Indebtedness (including any refinancing transaction or amendment, waiver or modification of any Indebtedness), acquisition, investment or disposition (in each case whether or not consummated); plus

(8) to the extent deducted in the calculation of Consolidated Net Income, any earn-out obligation expense incurred in connection with any acquisition or other Permitted Investment; plus

(9) the amount of any fee, cost, expense or reserve to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such reimbursement amounts shall be deducted in calculating EBITDA for such fiscal quarters); plus

(10) to the extent not otherwise included in the determination of Consolidated Net Income for such period, the amount of any proceeds of any business interruption insurance policy representing the earnings for such period that such proceeds are intended to replace (whether or not then received) so long as such Person in good faith expects to receive such proceeds within the next four fiscal quarters (it being understood that to the extent not actually received within such period such reimbursement amounts so added back but not so received shall be deducted in calculating EBITDA for the fiscal quarter immediately following such four fiscal quarter period); plus

(11) restructuring charges and related charges, accruals or reserves; and business optimization expense and related charges or expenses, including costs related to the opening, closure and/or consolidation of offices and facilities, retention charges, contract termination costs, recruiting and signing bonuses and expenses, systems establishment costs, conversion costs and consulting fees relating to the foregoing; plus

(12) the amount of (i) pro forma “run rate” cost savings, operating expense reductions and synergies (net of actual amounts realized) related to the Transactions that are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company (which determination shall be conclusive)) within 24 months after the Issue Date and (ii) pro forma “run rate” cost savings, operating expense reductions and synergies (net of actual amounts realized) related to acquisitions and other Investments, dispositions and other transactions (including, for the avoidance of doubt, acquisitions occurring prior to the Issue Date), cost savings initiatives and other similar initiatives that are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of such Person) within 24 months after such acquisition or other Investment, disposition or other specified transaction, restructuring, cost savings initiative or other initiative; provided that, the aggregate amount of adjustments from this clause (12) in any four consecutive fiscal quarters shall not exceed an amount equal to 20% of EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (and such determination shall be made prior to the making of, and without giving effect to, any adjustments pursuant to this clause (12)); minus

(13) any items of income or loss in respect of equity in the income or loss of unconsolidated affiliates or minority interests in the income or loss of consolidated subsidiaries in each case as determined in accordance with GAAP, it being understood and agreed that any items of loss or expense would be added to and any items of gain or income would be deducted from Consolidated Net Income for the purpose of determining EBITDA.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Escrow Debt” means Indebtedness incurred in connection with any transaction permitted by this Indenture for so long as proceeds thereof have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith (which determination shall be conclusive).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis, assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, consolidation, disposed operation or any other transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reduction resulting from such Investment, acquisition, disposition, merger, consolidation, disposed operation or other transaction, in each case calculated in the manner described in the definition of “EBITDA” herein). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the applicable Calculation Date had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, or the District of Columbia and any direct or indirect Subsidiary of such Foreign Subsidiary.

“Foreign Subsidiary Holding Company” means, with respect to any Person, any Subsidiary of such Person substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more (a) Foreign Subsidiaries and/or (b) Subsidiaries described in this definition.

“GAAP” means generally accepted accounting principles in the United States of America which are in effect as of the Issue Date. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean GAAP as in effect on or prior to the date of such election; provided, however, that any such election, once made, shall be irrevocable. Notwithstanding any such election, any lease of the Company or any Subsidiary that would be characterized as an operating lease under GAAP in effect on the Issue Date, whether such lease is entered into before or after the Issue Date, shall not constitute Indebtedness or a Capitalized Lease Obligation.

“Global Note” means a Note in registered global form without interest coupons substantially in the form of Exhibit A hereto, and such Note shall bear the DTC Legend and any other applicable legends described herein.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged;

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt; or

(3) AAA rated money market mutual funds, where 100% of the holdings are in securities described in clauses (1) or (2) of this definition of Government Securities or repurchase agreements that are fully collateralized by securities described in clauses (1) or (2) of this definition of Government Securities.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Guarantor” means Altra, each Subsidiary Guarantor and any other Person that becomes a Guarantor in accordance with the terms of this Indenture.

“Holder” means the Person in whose name a Note is registered on the applicable Registrar’s books.

“IAI Global Note” means a Global Note sold to Institutional Accredited Investors bearing the Restricted Legend.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(1) all indebtedness in respect of borrowed money;

(2) all obligations of such Person evidenced by bonds, notes, debentures or similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement agreements with respect thereto);

(4) the Indebtedness of any other Persons to the extent guaranteed by such Person;

(5) all obligations of such Person to pay the deferred and unpaid purchase price of any property (including Capitalized Lease Obligations), but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

(6) all obligations under any accounts receivable financings;

(7) all Disqualified Stock of such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Stock or Indebtedness into which such Disqualified Stock are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Stock; and

(8) all indebtedness referred to in clauses (1) through (7) above secured by any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

The amount of Indebtedness of any Person for purposes of clause (8) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith (which determination shall be conclusive). Notwithstanding the foregoing, (x) in no event shall the term “Indebtedness” be deemed to include letters of credit that secure performance, bonds that secure performance, surety bonds or similar instruments that are issued in the ordinary course of business, and (y) solely for purposes of determining compliance with Section 4.07 and Section 4.10, shall not include Escrow Debt until such time as the proceeds of such Escrow Debt have been released from the applicable escrow account. In addition, any joint and several tax liabilities arising by operation of consolidated return, fiscal unity or similar provisions of applicable law shall not constitute Indebtedness for purposes hereof.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means the initial purchasers party to that certain purchase agreement, dated September 26, 2018, with the Issuer and the Guarantors relating to the sale of the Initial Notes by the Issuer and the Selling Securityholder.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“Interest Payment Date” means the date specified in the Notes for the payment of any installment of interest on the Notes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) (which fund may also hold immaterial amounts of cash pending investment or distribution thereof); and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to directors, officers, employees and consultants in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.05:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by the Company or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means October 1, 2018.

“Issuer Order” means a written order signed in the name of the Issuer by an Officer.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are required to be closed in the State of New York or a place of payment with respect to the Notes.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by way of merger or consolidation, by the Company or one or more of its Restricted Subsidiaries, or Permitted Investment in any assets, business or Person, in each case the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“LTM EBITDA” means EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available. “LTM EBITDA” shall be subject to the adjustments applicable to “EBITDA” as provided for in the definition of “Fixed Charge Coverage Ratio.”

“Merger” means the merger of McHale Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Altra, with and into the Issuer whereby the separate corporate existence of Merger Sub will cease and the Issuer will continue as the surviving company and a wholly-owned subsidiary of Altra.

“Maturity Date,” when used with respect to any Note or installment of principal thereof, means the date on which the principal of such Note or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets (other than required by clause (1) of Section 4.08(b)) and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum of the Company with respect to the Initial Notes, dated September 26, 2018.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, or, as applicable, on behalf of a Guarantor by an Officer of such Guarantor (or if such Guarantor is a general partnership, one of the partners of such Guarantor).

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Subsidiary of the Company.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(3) Notes that have been defeased pursuant to the procedures specified in Article VIII; and

(4) Notes that have been paid in lieu of reissuance relating to lost, stolen, destroyed or mutilated certificates, or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Notes owned by the Issuer or any other obligor of the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Investment” means:

(1) any Investment in the Company or any of its Restricted Subsidiaries or any Person that will become a Restricted Subsidiary as a result of such Investment;

(2) any Investment in cash or Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when such Investments were made;

(3) any Investment acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01, to the extent that such Investments were not made in anticipation or contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation or an Investment consisting of any extension, modification or renewal of any such Investment provided that the amount of any such Investment may be increased pursuant to such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the date such Investment was acquired (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(4) any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.08(a) or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or made pursuant to binding commitments in effect on the Issue Date;

(6) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(A) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(B) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade counterparty or customer);

(C) in satisfaction of judgments against other Persons; or

(D) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Swap Contracts permitted under Section 4.07(b)(10);

(8) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Company; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (C) of Section 4.05(a)(4);

(9) guarantees of Indebtedness permitted under Section 4.07;

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.09(b) (except transactions described in clause (2), (4), (6), (9), (10), (13) or (14) of such Section);

(11) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(12) additional Investments provided that after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such Investment and the application of the net proceeds thereof) the Consolidated Net Leverage Ratio of the Company would not exceed 3.50 to 1.00, provided further that no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(13) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(14) Investments in joint ventures of the Company or any of its Restricted Subsidiaries in any calendar year in an aggregate amount invested, taken together with all other amounts invested pursuant to this clause (14) in such calendar year that are at that time outstanding not to exceed the greater of (x) $50.0 million and (y) 12.5% of LTM EBITDA; provided that in the event the Company or any of its Restricted Subsidiaries receives any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents in respect of any Investment made pursuant to this clause (14), an amount equal to such dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents, not to exceed the original amount invested, shall be available for Investments under this clause (14) in the calendar year in which such return is received and thereafter;

(15) loans and advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $5.0 million outstanding in any fiscal year, in the aggregate;

(16) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(17) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(19) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts;

(20) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(21) repurchases of Notes;

(22) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers;

(23) Investments by the Company or any Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, as part of, pursuant to or in connection with Permitted Receivables Facility, including contributions of accounts receivable to a Receivables Subsidiary, the retention of interests in accounts receivable contributed, sold, conveyed, transferred or otherwise disposed of to a Permitted Receivables Facility and Investments of funds held in accounts permitted or required by the arrangements governing such Permitted Receivables Facility or any related Indebtedness;

(24) Investments in the ordinary course of business in connection with joint marketing arrangements with another Person (including the licensing or contribution of intellectual property in connection therewith);

(25) Investments made as part of the Transactions;

(26) Investments resulting from pledges and/or deposits permitted by the definition of Permitted Liens; and

(27) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (27) that are at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 25.0% of LTM EBITDA (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person to the extent required by GAAP;

(4) Liens to secure the performance of statutory obligations or in favor of issuers of performance, surety, bid or appeal bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that, in all cases, were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (10) or (25) of Section 4.07(b); provided that (a) Liens securing Indebtedness permitted to be incurred pursuant to clause (4) of Section 4.07(b) extend only to the assets or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof and (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (25) of Section 4.07(b) extend only to the assets of such Foreign Subsidiaries;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in anticipation or contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries (other than after-acquired property of the acquired Person of the same nature as the property that is the subject of such Lien at the time such Person becomes a Subsidiary);

(9) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in anticipation or contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries (other than after-acquired property of the acquired Person of the same nature as the property that is the subject of such Lien at the time such Person becomes a Subsidiary);

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.07;

(11) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(13) Liens arising from Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, consignment of goods or similar arrangements entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(14) Liens in favor of the Company, the Issuer or any Subsidiary Guarantor;

(15) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s clients;

(16) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extension, renewal or replacement) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (7), (8) or (9) of this definition to the extent that the Indebtedness secured by such new Lien is an amount equal to the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8) or (9) of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, however, that in each case such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) (provided that, with respect to any Lien originally incurred in reliance of the foregoing clause (7) or (8), such new Lien may extend to the after-acquired property of the acquired Person of the same nature as the property that is the subject of such Lien at the time such Person becomes a Subsidiary);

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) other Liens securing obligations not to exceed the greater of (x) $100.0 million and (y) 25.0% of LTM EBITDA in aggregate principal amount at any one time outstanding;

(19) Liens securing Indebtedness of any non-Guarantor Restricted Subsidiary permitted to be incurred under this Indenture, to the extent such Liens relate only to the assets and properties of a non-Guarantor Restricted Subsidiary (and for the avoidance of doubt, any Liens permitted by this clause (19) at the time of incurrence thereof shall continue to be permitted by this clause (19) if such non-Guarantor Restricted Subsidiary later provides a Guarantee of the Notes);

(20) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(e) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(23) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.07; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(24) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts or other cash management arrangements of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(25) Liens securing Indebtedness and other obligations to the extent permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, incurred pursuant to Section 4.07(b)(1);

(26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(29) Liens securing the Notes (other than any Additional Notes) or the Guarantees thereof;

(30) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(31) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(32) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(33) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment;

(34) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;

(35) deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Subsidiaries in the ordinary course of business of the Company and such Subsidiary to secure the performance of the Company’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(36) prior to the date on which a Permitted Investment is consummated, Liens arising from any escrow arrangement pursuant to which the proceeds of any equity issuance or other funds, including Escrow Debt and any interest thereof, used to finance all or a portion of such Permitted Investment are required to be held in escrow pending release to consummate such Permitted Investment;

(37) Liens in connection with contracts for the sale of assets, including customary provisions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of any Capital Stock or assets of such Subsidiary;

(38) Liens on trusts, cash or Cash Equivalents or other funds in connection with the defeasance (whether by covenant or legal defeasance), discharge or redemption of Indebtedness pending consummation of a strategic transaction, or similar obligations; provided that such defeasance, discharge or redemption is otherwise permitted by this Indenture;

(39) Liens on accounts receivable and related assets of a Receivables Subsidiary, incurred in connection with a Permitted Receivables Facility, in compliance with clause (24) of Section 4.07(b); and

(40) any Liens arising from the Transactions.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

“Permitted Receivables Facility” means any program for the transfer by the Company or any of its Subsidiaries (other than a Receivables Subsidiary), to any third-party buyer, purchaser or lender of interests in accounts receivable so long as the aggregate outstanding principal amount of Indebtedness incurred pursuant to such program shall not exceed $100.0 million at any one time; provided that (i) no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by the Company or any of the Restricted Subsidiaries (other than the Receivables Subsidiary), (ii) there shall be no recourse or obligation to the Company or any of the Restricted Subsidiaries (other than the Receivables Subsidiary) whatsoever other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Permitted Receivables Facility that in the determination of the Company (which determination shall be conclusive) are customary for securitization transactions and (iii) neither the Company nor any of the Restricted Subsidiaries (other than the Receivables Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, other than as set forth in clause (ii) of this definition.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Subsidiary” means a special purpose entity established as a “bankruptcy remote” Subsidiary for the sole purpose of acquiring accounts receivable under any Permitted Receivables Facility, which shall engage in no operations or activities other than those related to such Permitted Receivables Facility.

“Regular Record Date” means the Record Dates specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Responsible Officer” with respect to the Trustee, means any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee within the corporate trust department of the Trustee who customarily performs functions similar to those performed by the above designated officers or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, (i) the Issuer and (ii) any other direct or indirect Subsidiary of the Company (including any Foreign Subsidiary and Foreign Subsidiary Holding Company) that is not then an Unrestricted Subsidiary. Upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be a Restricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Securityholder” means UBS Securities, LLC, as selling securityholder under the Purchase Agreement.

“Senior Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks equal in right of payment with the Notes or the Guarantee of such Guarantor, as the case may be. For the avoidance of doubt, any Indebtedness of the Issuer or any Guarantor that is permitted to be incurred under the terms of this Indenture shall constitute Senior Indebtedness for the purposes of this Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinate in right of payment to the Notes or any related Guarantee.

“Senior Secured Credit Facilities” means the Credit Facilities provided under the Credit Agreement dated as of the Issue Date, by and among Altra, and certain of its subsidiaries as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other agents and lenders party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto or a reasonable extension, development or expansion of such business.

“Stated Maturity Date” means, when used with respect to any Note, the date specified in such Note as the fixed date on which an amount equal to the principal amount of such Note is due and payable.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor that is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Restricted Subsidiary of such Person is a general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Subsidiary of the Company that Guarantees the Notes in accordance with the terms of this Indenture.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Lease-Back Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Transactions” shall have the meaning set forth under “Transactions” in the Offering Memorandum.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Cash” means, at any time, all cash and Cash Equivalents held by the Company and its Restricted Subsidiaries at such time; provided that such cash and Cash Equivalents (a) do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of the Company prepared in conformity with GAAP (unless such classification results solely from any Lien referred to in clause (b) below) and (b) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor, other than Liens created under a Credit Facility.

“Unrestricted Subsidiary” means:

(1) any Subsidiary (other than the Issuer) of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary (other than the Issuer).

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary), other than the Issuer, to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(a) such designation complies with Section 4.05; and

(b) each of the Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a); or

(ii) the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be greater than such ratio of the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution of the Company or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by the Company or any Restricted Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

Section 1.02 Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.08(b)(3)
“Affiliate Transaction”	4.09(a)
“Asset Sale Offer”	4.08(c)
“Authentication Order”	2.09
“Change of Control Offer”	4.11(a)
“Change of Control Payment”	4.11(a)
“Change of Control Payment Date”	4.11(a)(2)
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.12(a)
“Debt Exchange Amount”	recitals
“Event of Default”	6.01

Term	Defined in Section
“Excess Proceeds Threshold”	4.08(c)
“Foreign Disposition”	4.08(d)
“Guaranteed Obligations”	10.01(a)
“incur”	4.07(a)
“Legal Defeasance”	8.02
“Note Register”	2.03
“Paying Agent”	2.03
“Refinancing Indebtedness”	4.07(b)(13)
“Refunding Capital Stock”	4.05(b)(2)
“Registrar”	2.03
“Restricted Payments”	4.05(a)
“Reversion Date”	4.12(c)
“Successor Issuer”	5.01(a)(1)
“Successor Company”	5.01(b)(1)
“Successor Person”	5.01(c)(1)(A)
“Suspended Covenants”	4.12(a)
“Suspension Date”	4.12(a)
“Suspension Period”	4.12(c)
“Treasury Capital Stock”	4.05(b)(2)

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(f) the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person;

(g) when calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition, the calculation of such basket or ratio and determination as to whether any Default or Event of Default shall have occurred and be continuing may be made, at the option of the Issuer, at the time of (or on the basis of the financial statements for the most recently ended applicable period at the time of) either of (x) the execution of the definitive agreement with respect to such Limited Condition Acquisition, or (y) the consummation of the Limited Condition Acquisition and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness, on a pro forma basis. If the Issuer has made such an election to test at the time of the execution of the definitive agreement with respect to such Limited Condition Acquisition, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date, and prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or test shall be calculated on (A) a pro forma basis assuming such Limited Condition Acquisition or any transactions in connection therewith (including any incurrence of Indebtedness, Liens and the use of proceeds thereof) has been consummated, and also on (B) a standalone basis without giving effect to such Limited Condition Acquisition and any such transactions in connection therewith; and

(h) notwithstanding anything in this Indenture to the contrary, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision (or a subclause of any provision) that does not require compliance with a financial ratio (any such amounts, the “Fixed Amounts”) substantially concurrently with any such amounts incurred or transactions entered into (or consummated) in reliance on a provision (or a subclause of any provision) of this Indenture that requires compliance with a financial ratio (including any Consolidated Net Leverage Ratio, Consolidated Secured Net Leverage Ratio and the Fixed Charge Coverage Ratio) (any such amounts, the “Ratio-Based Amounts”), such Fixed Amounts shall be disregarded in the calculation of the financial ratio applicable to any substantially concurrent utilization of the Ratio-Based Amounts within the same covenant.

Article II

THE NOTES

Section 2.01 Form, Dating and Denominations; Legends.

(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

(b) (1) Except as otherwise provided in paragraph (c), Section 2.07(b)(3), (b)(5), or (c)(1) or Section 2.06(b)(4), each Initial Note or Additional Note (other than a Permanent Offshore Global Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.08(a).

(5) Each Initial Note or Additional Note offered and sold in reliance on any exemption from the registration requirements under the Securities Act (other than Regulation S and Rule 144A) will be issued, and upon the request of the Issuer to the Trustee, any Initial Note or Additional Note offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6) Each Initial Note or Additional Note sold to Institutional Accredited Investors will be in the form of an IAI Global Note.

(7) Notwithstanding the foregoing, the Initial Note representing the Debt Exchange Amount issued to Fortive on the Issue Date, and the subsequent issuance of any Note upon transfer of such Initial Note to the Selling Securityholder and to the Initial Purchaser, on the date of this Indenture, shall each be in the form of a Certificated Note. On the date of this Indenture, the Issuer shall instruct the Trustee to, and the Trustee shall, exchange any Certificated Note held by the Initial Purchasers for a corresponding beneficial interest in one or more Global Notes issued under this Indenture.

(c) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

Section 2.02 Execution and Authentication; Additional Notes.

(a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of the Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver:

(1) Initial Notes for original issue in the aggregate principal amount not to exceed $400,000,000, and

(2) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuer,

after the following conditions have been met:

(A) Receipt by the Trustee of an Issuer Order specifying:

(1) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated;

(2) whether the Notes are to be Initial Notes or Additional Notes;

(3) in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4;

(4) whether the Notes are to be issued as one or more Global Notes or Certificated Notes; and

(5) other information the Issuer may determine to include or the Trustee may reasonably request.

(B) Receipt by the Trustee of an Opinion of Counsel that the Initial Notes or Additional Notes, as applicable, are legal, valid and binding obligations of the Issuer enforceable against them in accordance with its terms.

(d) The Initial Notes and any Additional Notes will be treated as a single class for all purposes under this Indenture and will vote together as a single class on all matters with respect to the Notes; provided, however, that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number.

(e) Receipt by the Trustee of an Officer’s Certificate pursuant to Section 11.04(a).

Section 2.03 Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by DTC procedures. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes. The Trustee will also act as Custodian for the Depositary with respect to the Global Notes.

Notwithstanding the foregoing, on the Issue Date, the Issuer shall act as the transfer agent solely with respect to (i) the transfer of the Initial Note representing the Debt Exchange Amount to the Selling Securityholder and (ii) the subsequent transfer of such Initial Note from the Selling Securityholder to the Initial Purchasers.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it relating to the Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or one of its Subsidiaries) shall have no further liability for the money. If the Issuer or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Event of Default under Sections 6.01(f) or (g) hereof, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Section 312(a) of the Trust Indenture Act.

Section 2.06 Registration, Transfer and Exchange.

(a) The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain the Note Register, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.06(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.07.

(3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary (i) notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note or (ii) ceases to be registered as a clearing agency under the Exchange Act, and, in each case, a successor depositary is not appointed by the Issuer within 90 days or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the

Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.07. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that (x) no transfer or exchange will be effective until it is registered in such register and (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Asset Sale Offer or Change of Control Offer, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Asset Sale Offer or Change of Control Offer is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will authenticate Additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07 Restrictions on Transfer and Exchange.

(a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.07 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required, subject to the Trustee’s applicable requirements.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted

Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein):

(1) after such time (if any) as the Issuer determines that the Notes are eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) any transfers of Certificated Notes to the Selling Securityholder or to the Initial Purchasers, and any exchanges of Certificated Notes for one or more Global Notes by the Initial Purchasers, in each case on the date of this Indenture.

Any Certificated Note delivered in reliance upon clause (1) will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.08 Reg. S Temporary Offshore Global Notes.

(a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

Section 2.09 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee and the Issuer receive evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of a written order of the Issuer directing authentication (an “Authentication Order”), shall authenticate a replacement Note if the Trustee’s and the Issuer’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, the Registrar and the Paying Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. At the Issuer’s request, such Holder shall reimburse the Issuer for its expenses in replacing a Note.

Every replacement Note issued in accordance with this Section 2.09 is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.10 Outstanding Notes.

The Notes Outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not Outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be Outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be Outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or Maturity Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer Outstanding and shall cease to accrue interest.

Section 2.11 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not Outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the pledged Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.12 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate certificated Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.13 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a special record date, which may be after the existing record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date and in any event at least 20 days before such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send or cause to be sent, via electronic transmission or by first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.14 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.15 CUSIP or ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices, including notices of redemption, exchange or offers to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any related redemption, exchange or offers to purchase shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers. Additional Notes issued under this Indenture may have the same or differing CUSIP or ISIN numbers as those given to the Initial Notes.

Section 2.16 Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Notes.

Without limiting the generality of the foregoing, Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Custodian as the custodian of DTC or under such Global Note, and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer or the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

Article III

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee. The Issuer may redeem and pay the Notes or may covenant to redeem and pay the Notes or any part thereof prior to the Stated Maturity Date thereof at such time and on such terms as provided for in this Indenture. If a Note is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity Date thereof all or part of the Notes pursuant to the terms of this Indenture, the Issuer shall notify the Trustee in writing of the redemption date and the principal amount of the Notes to be redeemed and the redemption price. Except as otherwise provided in Section 3.03, the Issuer shall give such written notice to the Trustee in the form of an Officer’s Certificate at least 10 days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 hereof unless the Trustee consents to a shorter period.

Section 3.02 Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Notes to be redeemed or purchased shall be selected by lot or by such other method as may be prescribed by DTC’s applicable procedures.

No Notes of $2,000 of principal amount or less will be redeemed in part. Except as provided in the two preceding sentences, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The selection shall be made from Outstanding Notes not previously called for redemption.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount of that Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the original Note presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Section 3.03 Notice of Redemption. At least 15 days but not more than 60 days before a redemption date, the Issuer shall deliver electronically or mail or cause to be mailed, by first-class mail, postage prepaid (or otherwise delivered in accordance with the procedures of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date and any conditions to such redemption;

(b) the redemption price, which will include interest accrued and unpaid to the date fixed for redemption;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuer defaults in making such redemption payment and (subject to any conditions specified in the notice), or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes or provision of this Indenture or any supplemental indenture pursuant to which the Notes called for redemption are being redeemed;

(h) the CUSIP number, or ISIN, if any, printed on the Notes being redeemed;

(i) any applicable conditions precedent;

(j) whether payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption will be performed by another Person; and

(k) that no representation is made as to the correctness or accuracy of the CUSIP number, or ISIN, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall deliver to the Trustee, at least 10 days prior to the intended delivery or mailing of any such notice (or such shorter period as may be acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as required by this Section.

Section 3.04 Effect of Notice of Redemption. Once notice of redemption is delivered or mailed in accordance with Section 3.03 hereof and any conditions set forth therein have been satisfied (or waived by the Issuer), Notes called for redemption become due and payable on the redemption date at the redemption price, subject to the following paragraph. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption or purchase is subject to satisfaction of one or more conditions precedent, such written notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuer), or such redemption or purchase may not occur and such written notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer) by the redemption date, or by the redemption date as so delayed, or such written notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such written notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another person.

Section 3.05 Deposit of Redemption Price. No later than 12:00 p.m. local time on the redemption date in the place of payment of such redemption, the Issuer shall deposit with the Trustee or with the applicable Paying Agent money in U.S. dollars sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions of Notes) to be redeemed on that date. Neither the Trustee nor the applicable Paying Agent shall be obligated to make payments to Holders or the Depositary without receipt of such sufficient funds. The Trustee or the Paying Agent shall as promptly as practicable return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust.

If the Issuer complies with the provisions of the immediately preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid on the redemption date to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note required to be redeemed shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent permitted by law and the terms of the Notes, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee, upon an Issuer Order and receipt of the deliverables required hereunder, shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07 No Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.08 Optional Redemption. Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option prior to October 1, 2023.

(a) On and after October 1, 2023, the Issuer may redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03 above, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed beginning on October 1 of the years indicated below:

Date	Percentage
2023	101.531%
2024	101.531%
2025 and thereafter	100.000%

(b) Notwithstanding the foregoing, in connection with any tender offer for all of the Outstanding Notes at a price of at least 100% of the principal amount of the Notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such a tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain Outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of redemption.

Section 3.09 Offers to Purchase; Acquisition of Notes. The Issuer and its Affiliates may, at any time and from time to time, acquire Notes by means other than a redemption, including by tender offer, open market purchases, negotiated transactions or otherwise (including in connection with a consent solicitation).

Article IV

COVENANTS

Section 4.01 Payment of Notes. The Issuer covenants and agrees, for the benefit of the Holders of the Notes, that it will duly and punctually make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer, Company or a Subsidiary thereof, holds as of 12:00 p.m. local time in the place of payment on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments with respect to such Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. Neither the Trustee nor the applicable Paying Agent shall be obligated to make payments to Holders or the Depositary without receipt of such sufficient funds.

Section 4.02 Reports and Other Information.

(a) For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and make available (without exhibits), without cost, to Holders or to the Trustee for provision to Holders, within the time periods specified in such Sections, to the extent not publicly available on the SEC’s EDGAR system or the Company’s public website; provided, however, that the Trustee shall have no responsibility whatsoever to determine whether such filing or any other filing described below has occurred),

(1) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by the Company, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by the Company, for each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form; and

(3) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 8-K by the Company after the occurrence of any event that would be required to be reported under any of the following items of Form 8-K: Items 1.03 (Bankruptcy or Receivership); 2.01 (Completion of Acquisition or Disposition of Assets); 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement); 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review); 5.01 (Changes in Control of Registrant); 5.02(a)(1) (Resignation of Director due to Disagreement with Registrant); and 5.03(b) (Changes in Fiscal Year), a current report on Form 8-K, or required in such successor or comparable form; provided that no such Form 8-K shall be required to be filed or made available if the Company determines in good faith (which determination shall be conclusive) that such event is not material to the Holders; in each case, taking into account any extension of time, deemed filing date or safe harbor contemplated or provided by Rule 12b-25, Rule 13a-11(c) and Rule 15d-11(c) under the Exchange Act or successor provisions and in a manner that complies in all material respects with the requirements specified in such form.

(b) If, at any time, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for any reason, the Company will nevertheless post the information required to be set forth in the reports specified above (other than (a) separate financial statements or condensed consolidating financial information required by Rule 3-09, Rule 3-10 or 3-16 of Regulation S-X, (b) information required by Item 10(e) of Regulation S-K or Regulation G under the Securities Act (in each case with respect to any non-GAAP financial measures contained therein), (c) information required by Section 13(p) (including on Form SD under Rule 13p-1), Section 13(q) or Section 13(r) of the Exchange Act and (d) information required by Item 402 or 601 of Regulation S-K) on a public or password protected website and, upon request, will provide such information to Holders and the Trustee (but will not be required to file such information with the SEC), in each case within the time periods that would apply if the Company were required to file such information as a non-accelerated filer with the SEC.

(c) For purposes of this Section 4.02, the Company will be deemed to have provided a required report to Holders and the Trustee if it has timely filed such report with the SEC via the EDGAR filing system (or any successor system).

(d) Notwithstanding the foregoing, if any parent of the Company becomes a Guarantor (there being no obligation of such parent to do so), the reports, information and other documents required to be filed and provided as described above may, at the option of the Company, be filed by and be those of the parent, rather than those of the Company; provided that such reports include a reasonable explanation of the material differences (if any) between the assets, liabilities and results of operations of such parent and its consolidated Subsidiaries, on the one hand, and the Company and its Restricted Subsidiaries, on the other hand.

(e) At any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and to the extent not satisfied by the other provisions of this Section 4.02, for so long as any Notes are Outstanding, the Company will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. For the avoidance of doubt, this Section 4.02 will not require the Company or the Restricted Subsidiaries to provide or file any information pursuant to the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC that would not otherwise be applicable to them.

(f) To the extent that any report or other information is not furnished within the time periods specified in this Section 4.02 and such report or other information is subsequently furnished prior to the time such failure results in an Event of Default, the Company will be deemed to have satisfied its obligations with respect thereto and any Default with respect thereto shall be deemed to have been cured.

(g) At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, taken together as one Subsidiary, would constitute a Significant Subsidiary of the Company, then the quarterly and annual financial information required pursuant to this Section 4.02 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Company and Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(h) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ended December 31, 2018, an Officer’s Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each of its Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that, to such Officer’s knowledge, the Company and each of its Restricted Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which such Officer has knowledge and what action the Company and its Restricted Subsidiaries are taking or propose to take, if any, with respect thereto).

Section 4.04 [Reserved].

Section 4.05 Limitation on Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) pay any dividend or make any payment or distribution on account of the Company’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation involving the Company or any Restricted Subsidiary, other than:

(A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a wholly owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, or any direct or indirect parent of the Company, including any such purchase, redemption, defeasance, acquisition or retirement in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (A) Indebtedness permitted under Section 4.07(b)(7) or Section 4.07(b)(8) or (B) the payment, redemption, repurchase, defeasance or other acquisition of Subordinated Indebtedness in anticipation of satisfying a rescheduled payment, sinking fund obligation, principal installment or maturity, in each case due within one year of the date of payment, redemption, repurchase, defeasance or acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) of this clause (a) (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under Section 4.07(a); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by Section 4.05(b)(1) but excluding all other Restricted Payments permitted by Section 4.05(b)), is less than the sum of (without duplication):

(i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on October 1, 2018 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(ii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company since immediately after the Issue Date from the issue or sale of:

(x) Equity Interests of the Company, including Treasury Capital Stock, but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(I) Equity Interests to any present, former or future employees, directors, officers, managers or consultants of the Company or any of the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to the amount of available Restricted Payments in accordance with Section 4.05(b)(5); and

(II) Designated Preferred Stock; and

(y) debt securities of the Company or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Company;

provided, however, that this clause (ii) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) the issuance or sale of Equity Interests or the fair market value of any assets received by the Company or any Restricted Subsidiary, in each case made as part of the Transactions; plus

(iii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company or any Restricted Subsidiary by means of:

(x) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances that constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or

(y) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to Section 4.05(b)(10) or Section 4.05(b)(15) or to the extent such Investment constituted a Permitted Investment) or a distribution or dividend from an Unrestricted Subsidiary, in each case, after the Issue Date; plus

(iv) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value (as determined in good faith by the Company (which determination shall be conclusive)) of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to Section 4.05(b)(10) or Section 4.05(b)(15) or to the extent such Investment constituted a Permitted Investment; plus

(v) the greater of (x) $100.0 million and (y) 25% of LTM EBITDA.

(b) The provisions of Section 4.05(a) will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of the irrevocable redemption notice, as applicable, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

(2) (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Company (or any direct or indirect parent company) or Subordinated Indebtedness of the Company (or any direct or indirect parent company) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (or any direct or indirect parent company) (in each case, other than any Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 4.05(b)(7), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate per annum amount no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) any other Restricted Payment made in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (or any direct or indirect parent company) (other than any Disqualified Stock or Designated Preferred Stock);

(4) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness or Disqualified Stock of the Issuer or a Guarantor, as the case may be, that in each case is incurred in compliance with Section 4.07 but only:

(A) if the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness, or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock, as applicable, being so purchased, redeemed, defeased, repurchased, acquired or retired, plus the amount of any premium and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(B) if such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent, if at all, as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

(C) if such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired; and

(D) if such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired;

(5) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent company held by any future, present or former employee, director, officer, manager or consultant of the Company or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management, director or employee benefit plan or agreement (x) upon the death or disability of such employee, director, officer, manager or consultant or (y) upon the resignation or other termination of employment of such employee, director, officer, manager or consultant; provided, however, that the aggregate amount of Restricted Payments made under this clause (5) in any fiscal year do not exceed $25.0 million (with unused amounts in the calendar year being carried over to the next succeeding calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to employees, directors, officers, managers or consultants of the Company or any of its Restricted Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.05(b)(3); plus

(B) the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

(C) the amount of any Restricted Payments previously made with the cash proceeds described in clause (A) or (B) of this clause (5);

and; provided further that cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from any future, present or former employees, directors, officers, managers or consultants of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or any direct or indirect parent company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(6) the payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries, or of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with Section 4.07;

(7) (A) the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date; and

(B) the payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.05(b)(2);

provided, however, in the case of each of subclauses (A) and (B) of this clause (7), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(8) repurchases of Equity Interests deemed to occur (i) upon the exercise of stock options, warrants or other equity-based awards if such Equity Interests represent all or a portion of the exercise price of such options, warrants or awards or payments as satisfaction of the exercise price for such Equity Interests or (ii) for the purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award of any stock options, warrants or other equity-based awards;

(9) the payment of dividends or distributions in respect of, or repurchases of, the Company’s common stock in an aggregate amount not to exceed in any fiscal quarter, the greater of (x) $20.0 million and (y) 5.0% of LTM EBITDA;

(10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of (x) $100.0 million and (y) 25% of LTM EBITDA;

(11) Restricted Payments comprising the payment, redemption, repurchase, defeasance or other acquisition of Indebtedness incurred by a Receivables Subsidiary in accordance with Section 4.07(b)(24);

(12) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those set forth in Sections 4.08 and 4.11; provided that all Notes tendered in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have first been repurchased, redeemed or acquired for value;

(13) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash or Cash Equivalents);

(14) any Restricted Payment made as part of the Transactions;

(15) the making of other Restricted Payments if, at the time of the making of such Restricted Payment, and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment and the application of the net proceeds thereof), the Consolidated Net Leverage Ratio of the Company would not exceed 3.25 to 1.00;

(16) the making of cash payments, in satisfaction of the conversion obligation, upon conversion of convertible Indebtedness permitted to be incurred pursuant to Section 4.07 in an aggregate amount since the Issue Date not to exceed the sum of (a) the principal amount of such convertible Indebtedness plus (b) any payment received by the Company or a Restricted Subsidiary pursuant to the exercise, settlement or termination of any related hedge or warrant option transactions; and

(17) the purchase of any call option, purchase option or other similar contract in respect of Equity Interests of the Company in connection with the issuance of convertible Indebtedness permitted to be incurred pursuant to Section 4.07 to mitigate dilution attributable to such convertible Indebtedness; and

(18) the making of cash payments in lieu of fractional shares in connection with (i) any dividend, split or combination of Equity Interests of the Company or any acquisition of a Similar Business (or similar Investment) or (ii) the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any of its Subsidiaries.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (9), (10), (13) and (15), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) For purposes of determining compliance with this Section 4.05, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (18) of Section 4.05(b) or is entitled to be made pursuant to Section 4.05(a), the Company will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (18) and Section 4.05(a) in any manner that otherwise complies with this Section 4.05.

(d) The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the provisions of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.06 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company will not, and will not permit any Restricted Subsidiary that is not the Issuer or a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not the Issuer or a Guarantor to:

(1) (A) pay dividends or make any other distributions to the Company, the Issuer or any Subsidiary Guarantor on its Capital Stock, or (B) pay any Indebtedness owed to the Company, the Issuer or any Subsidiary Guarantor;

(2) make loans or advances to the Company, the Issuer or any Subsidiary Guarantor; or

(3) sell, lease or transfer any of its properties or assets to the Company, the Issuer or any Subsidiary Guarantor.

(b) The restrictions in Section 4.06(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Secured Credit Facilities and the related documentation and Swap Contracts in effect on the Issue Date and any related documentation;

(2) this Indenture, the Notes and the Guarantees thereof;

(3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in Section 4.06(a)(3) above on the property so acquired and any accessions thereto;

(4) applicable law or any applicable rule, regulation, order, approval, license, permit or other similar restriction, including under contracts with domestic or foreign governments or agencies thereof entered into in the ordinary course of business;

(5) any agreement or other instrument (including an instrument governing Capital Stock or Indebtedness) of a Person acquired by the Company or any Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in anticipation or contemplation thereof);

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of any Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.07 and 4.10 to the extent limiting the right of the Company or any of its Restricted Subsidiaries to dispose of assets subject to such Lien;

(8) restrictions on cash or other deposits or net worth under contracts entered into in the ordinary course of business;

(9) contractual encumbrances or restrictions existing under an agreement evidencing Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Company permitted to be incurred subsequent to the Issue Date pursuant to Section 4.07; provided that (a) in the good faith judgment of the Company (which judgement shall be conclusive), such incurrence will not materially impair the Issuer’s ability to make payments under the Notes when due or (b) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(10) customary provisions in joint venture agreements and other similar agreements or arrangements relating solely to such joint venture;

(11) customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(12) non-assignment provisions of any contract or any lease of any Restricted Subsidiary entered into in the ordinary course of business;

(13) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(14) any agreement or instrument governing Capital Stock of any Person that is acquired;

(15) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of the Company or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(16) restrictions (contractual or otherwise) applicable to a Receivables Subsidiary pursuant to the terms of a Permitted Receivables Facility; provided that such restrictions apply only to such Receivables Subsidiary;

(17) Indebtedness of Foreign Subsidiaries permitted to be incurred pursuant to Section 4.07(b)(25); or

(18) provisions in agreements or instruments that prohibit the payment of dividends or the making of other distribution with respect to any class of Equity Interests of a Person other than on a pro rata basis to the holders thereof;

(19) any restrictions or conditions imposed in connection with the Transactions; or

(20) any encumbrances or restrictions of the type referred to in Sections 4.06(a)(1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (19) of this Section 4.06(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, either (i) not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (ii) ordinary and customary with respect to such instruments and obligations at the time of such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.07 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and each instance thereof, an “incurrence”), with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The provisions of Section 4.07(a) shall not prohibit the incurrence of:

(1) Indebtedness under Credit Facilities by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided, however, that immediately after giving effect to any such incurrence, the then outstanding aggregate principal amount of all Indebtedness under this clause (1) does not exceed the sum of (x) $1,640.0 million plus (y) the greater of (i) $400.0 million and (ii) 100% of LTM EBITDA plus (z) the maximum principal amount of Indebtedness that could be incurred under this subclause (z) such that after giving effect to such incurrence, the Consolidated Secured Net Leverage Ratio of the Company would be no greater than 3.25 to 1.00 (calculated assuming that all Indebtedness incurred under this clause (1) is secured and without netting the cash proceeds of any such Indebtedness);

(2) Indebtedness of the Issuer and any Guarantor under the Notes (including Guarantees thereof) (other than any Additional Notes);

(3) Indebtedness and Disqualified Stock of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness or Disqualified Stock referred to in clauses (1), (7) and (8) of this Section 4.07(b));

(4) Indebtedness in respect of Capitalized Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $50.0 million and (y) 12.5% of LTM EBITDA; provided that either (a) the Indebtedness related thereto does not exceed the cost or fair market value, whichever is lower, of the property being financed and such Indebtedness exists at the date of such purchase or transaction or is created within 270 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of installation and the beginning of the full productive use of such asset) or (b) the Indebtedness related thereto does not exceed the fair market value of the property being financed and after giving effect to the incurrence of any such Indebtedness and, after giving effect thereto (and the use of the proceeds therefrom), the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a);

(5) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, death, disability or other employee benefits or property, casualty or liability insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations (a) are reimbursed within 30 days following such drawing or incurrence or (b) are permitted to be incurred (and thereupon shall be deemed to be incurred) pursuant to clause (1) above following the expiry of such 30 day period;

(6) Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, including earnouts, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(7) Indebtedness of the Issuer to the Company or a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in the Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of the Company or a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if the Issuer or a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor or the Issuer, such Indebtedness shall be subordinated in right of payment to the Guarantee of the Notes of such Guarantor or the Notes, in the case of the Issuer; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Swap Contracts (excluding Swap Contracts entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred pursuant to this Section 4.07, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal, stay, surety, customs and replevin bonds and performance and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(12) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12), does not exceed the greater of (x) $200.0 million and (y) 50.0% of LTM EBITDA;

(13) the incurrence or issuance by the Company or any Restricted Subsidiary of Indebtedness or Disqualified Stock, and the issuance by any Restricted Subsidiary of Preferred Stock, in each case that serves to refund, refinance, replace, renew, extend or defease any Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary incurred or issued as permitted under Section 4.07(a) or clause (2), (3) or (4) of this Section 4.07(b), this clause (13) or clause (14) of this Section 4.07(b) or any Indebtedness, Disqualified Stock or Preferred Stock previously incurred or issued to so refund, refinance, replace, renew, extend or defease such Indebtedness or Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to pay premiums (including tender premiums), defeasance costs, accrued interest, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the Maturity Date of the Notes);

(B) to the extent such Refinancing Indebtedness refunds, refinances, replaces, renews, extends or defeases (i) Subordinated Indebtedness, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(C) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not the Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not the Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Subsidiary Guarantor; or

(iii) Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (a) of this clause (13) will not apply to any refunding, refinancing, replacement, renewal, extension or defeasance of any Secured Indebtedness;

(14) (x) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (y) existing Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture that is not incurred or issued in contemplation of such acquisition, merger or consolidation; provided that in the case of (x) and (y) after giving effect to such acquisition, merger or consolidation, either (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a) or (b) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is greater than immediately prior to such acquisition, merger or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (A) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, and

(B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company;

(18) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(19) Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in Section 4.05(b)(5);

(20) cash management obligations and Indebtedness incurred by the Company or any Restricted Subsidiary in respect of netting services, overdraft protections, commercial credit cards, stored value cards, purchasing cards and treasury management services, automated clearing-house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate deposit network services, dealer incentive, supplier finance or similar programs, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management and similar arrangements, in each case entered into in the ordinary course of business in connection with cash management, including among the Company and the Restricted Subsidiaries, and deposit accounts;

(21) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(22) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions and arising in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries;

(23) Indebtedness incurred by the Company or a Restricted Subsidiary in connection with bankers’ acceptances or discounted bills of exchange, in each case incurred or undertaken consistent with past practice or in the ordinary course of business;

(24) Indebtedness of a Receivables Subsidiary pursuant to any Permitted Receivables Facility;

(25) Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (25), the greater of (x) $100.0 million and (y) 25.0% of LTM EBITDA;

(26) to the extent constituting Indebtedness, Contingent Obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to the real property of the Company or any Restricted Subsidiary;

(27) to the extent constituting Indebtedness, (i) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law and (ii) to the extent constituting Indebtedness, deferred compensation or similar arrangements payable to future, present or former directors, officers, employees, members of management or consultants of the Company and the Restricted Subsidiaries; and

(28) Indebtedness in respect of repurchase agreements constituting Cash Equivalents.

(c) For purposes of determining compliance with this Section 4.07, (1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (28) of Section 4.07(b) (or any subclause of such clauses) or is entitled to be incurred pursuant to Section 4.07(a), the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses (or subclauses of the above clauses) of Section 4.07(b) or under Section 4.07(a); and (2) at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.07(a) and 4.07(b) above; provided that, in the case of each of the foregoing clauses (1) or (2) all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will be treated as incurred under clause (1)(x) of Section 4.07(b).

(d) Notwithstanding anything else in this Section 4.07, Restricted Subsidiaries that are not the Issuer or a Subsidiary Guarantor may not incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 4.07(a) or clause (12), (13) (solely in respect of Indebtedness, Disqualified Stock or Preferred Stock incurred or issued under Section 4.07(a) or clause (12) or (14)(x) of this Section 4.07 and any refinancings thereof) or (14)(x) of Section 4.07(b), if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not the Issuer or a Subsidiary Guarantor incurred or issued pursuant to such provisions of this Section 4.07 and at any one time outstanding would exceed the greater of (x) $75.0 million and (y) 18.75% of LTM EBITDA.

(e) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, will in each case not be deemed to be an incurrence of Indebtedness or Disqualified Stock or Preferred Stock for purposes of this Section 4.07.

(f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced, plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

(g) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(h) For purposes of this Section 4.07, (1) unsecured Indebtedness shall not be deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured and (2) Senior Indebtedness shall not be deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or because such other Senior Indebtedness is guaranteed by other obligors.

Section 4.08 Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company at the time of contractually agreeing to such Asset Sale (which determination shall be conclusive)) of the assets sold or otherwise disposed of or the Equity Interests issued; and

(2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this provision and for no other purpose:

(A) any liabilities (as reflected in the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred, increased or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence, increase or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company (which determination shall be conclusive)) of the Company or such Restricted Subsidiary (other than Contingent Obligations and liabilities that are by their terms subordinated to the Notes or the applicable Guarantee) that are assumed by the transferee of any such assets pursuant to a written agreement that releases or indemnifies the Company or such Restricted Subsidiary from such liabilities or that are otherwise extinguished by the transferee in connection with such transaction;

(B) any securities, notes or other similar obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof;

(C) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $30.0 million and 7.5% of LTM EBITDA at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(D) Capital Stock of a Person that is a Restricted Subsidiary or of a Person engaged in a Similar Business that shall become a Restricted Subsidiary immediately upon the acquisition thereof by the Company or any Restricted Subsidiary.

(b) Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Company or a Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale,

(1) to permanently reduce Indebtedness as follows:

(A) to permanently reduce Secured Indebtedness, including Indebtedness under the Senior Secured Credit Facilities, in each case, that is secured by a Lien that is permitted by this Indenture and (if applicable) to permanently reduce commitments with respect thereto;

(B) to permanently reduce Obligations under other Senior Indebtedness of the Issuer or any Guarantor (and (if applicable) to permanently reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce (or offer to reduce, as applicable) Obligations under the Notes; provided further that all reductions of Obligations under the Notes shall be made as provided under Section 3.08 or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(C) to permanently reduce Indebtedness of a Restricted Subsidiary that is not the Issuer or a Guarantor, other than Indebtedness owed to the Company or any Restricted Subsidiary;

(2) to make (A) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other businesses, properties, noncurrent assets or intellectual property rights that, in the case of each of (A), (B) and (C), are used or useful in a Similar Business; or

(3) to make an Investment in (A) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) acquisitions of other businesses, properties, noncurrent assets or intellectual property rights that, in the case of each of (A), (B) and (C), replace the businesses, properties, assets or intellectual property rights that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) of this Section 4.08(b), a binding commitment entered into not later than the end of such 365-day period shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that an amount equal to the Net Proceeds will be applied to satisfy such commitment within 180 days of the end of such 365-day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before an amount equal to the Net Proceeds is so applied, then the Company or such Restricted Subsidiary shall be permitted to apply an amount equal to the Net Proceeds in any manner set forth above before the expiration of such 180-day period and, in the event the Company or such Restricted Subsidiary fails to do so, then such Net Proceeds shall constitute Excess Proceeds.

(c) Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.08(b) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $40.0 million (the “Excess Proceeds Threshold”), the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is an integral multiple of $1,000 (but in minimum denominations of $2,000) that may be purchased with such Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, and in the case of any Senior Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in each case in accordance with the procedures set forth in this Indenture.

(d) Notwithstanding anything in this Indenture to the contrary, to the extent any or all of the Net Proceeds from any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”), are prohibited, restricted or delayed by applicable local law from being repatriated to the United States, if the Company or a Restricted Subsidiary does not elect to apply an amount equal to the amount of such Net Proceeds in the manner required by the preceding paragraph, (i) the portion of such Net Proceeds so affected will not be required to be applied pursuant to the preceding paragraph, but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (and the Issuer hereby agrees to use commercially reasonable efforts to cause the applicable Foreign

Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be applied in compliance with the preceding paragraph, and (ii) to the extent that the Issuer has determined in good faith (and after use of commercially reasonable efforts to mitigate any such material adverse tax cost consequences) that repatriation of any or all of the Net Proceeds of any Foreign Disposition, would have a material adverse tax cost consequence with respect to such Net Proceeds, the Net Proceeds so affected may be retained by the applicable Foreign Subsidiary; provided further that, in the case of this clause (ii), on or before the date on which any Net Proceeds so retained would otherwise have been required to be applied in an Asset Sale Offer, (x) the Issuer shall apply an amount equal to such Net Proceeds to such Asset Sale Offer as if such Net Proceeds had been received by the Issuer rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds had been repatriated or (y) such Net Proceeds are applied to the repayment of Indebtedness of a Foreign Subsidiary.

(e) The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed the Excess Proceeds Threshold by delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee for delivery to Holders. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365-day period. Upon the completion of each Asset Sale Offer (including a voluntary Asset Sale Offer with respect to all Excess Proceeds even though less than the Excess Proceeds Threshold), the amount of Excess Proceeds shall be reset to zero.

(f) To the extent that the aggregate principal amount of Notes and such Senior Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purposes not otherwise prohibited under this Indenture. If the aggregate principal amount of Notes or Senior Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, such Notes or Senior Indebtedness, as the case may be, will be purchased on a pro rata basis based on the accreted value or principal amount of such Notes or Senior Indebtedness, as the case may be, tendered (and the tendered Notes of tendering holders will be selected on a pro rata basis, or such other basis in accordance with DTC procedures based on the amount of Notes tendered).

(g) Pending the final application of any Net Proceeds, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(h) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in this Indenture by virtue thereof.

(i) The provisions under this Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified, with respect to the Notes, with the written consent of the Holders of a majority in principal amount of the Notes then Outstanding.

Section 4.09 Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, or make or amend, any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, as determined in good faith by the Company (which determination shall be conclusive), to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis.

(b) Section 4.09(a) shall not apply to the following:

(1) transactions between or among the Company or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by Section 4.05 or the definition of “Permitted Investment”;

(3) the payment of reasonable and customary compensation and fees paid to, and indemnities provided for the benefit of, or employment, service or benefit plan agreements with or for the benefit of, former, current or future officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(4) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter addressed to the Company from an Independent Financial Advisor either stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that such terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(5) any agreement as in effect as of the Issue Date, or any amendment, supplement, modification, extension or renewal thereto or thereof or any transaction contemplated thereby (including pursuant to any amendment, supplement, modification, extension or renewal thereto or thereof) or by any replacement agreement thereto (so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Issue Date as determined in good faith by the Company (which determination shall be conclusive));

(6) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company and its Restricted Subsidiaries, as determined in good faith by the Company (which determination shall be conclusive), or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(7) the sale or issuance of Equity Interests of the Company to any director, officer, employee or consultant of the Company or its Restricted Subsidiaries;

(8) any issuances of securities or other payments, awards, grants in cash, securities or otherwise or loans (or cancellation of loans) to employees or consultants of the Company or any of its Restricted Subsidiaries pursuant to, or for the funding of, employment arrangements or agreements, stock option plans, stock ownership plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Company in good faith;

(9) any transaction with any Person that is an Affiliate of the Company or any Restricted Subsidiary that would constitute an Affiliate Transaction solely because the Company or any Restricted Subsidiary owns (directly or indirectly) an equity interest in, or controls (including pursuant to any management agreement or otherwise), such Person;

(10) transactions with joint ventures on terms that are not materially less favorable, taken as a whole, to the Company or any Restricted Subsidiary (as applicable), as determined in good faith by the Company (which determination shall be conclusive), than the other joint venture partner(s);

(11) the Transactions and the payment of all fees and expenses related thereto;

(12) any contribution, sale, conveyance, transfer or other disposition of, or grant of a security interest in, receivable assets to a Receivables Subsidiary;

(13) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Affiliate receives the same consideration or is treated in the same manner as non-Affiliates that are party to (or have the benefit of) such transaction;

(14) the entering into of any tax sharing agreement or arrangement to the extent payments under such agreement or arrangement would otherwise be permitted by Section 4.05;

(15) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(16) transactions undertaken in good faith by the Company (which determination shall be conclusive) for the purpose of improving the consolidated tax efficiency of the Company and its subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture;

(17) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or any Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as such amendment is not disadvantageous to the holders of the Notes in any material respect as determined (which determination shall be conclusive) in good faith by the Company when taken as a whole as compared to such agreement as in effect on the date of such acquisition or merger); and

(18) any other transaction with an Affiliate that is approved by a majority of disinterested members of the board of directors of the Company in good faith.

Section 4.10 Liens.

(a) The Company will not, and will not permit the Issuer or any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee of the Company, the Issuer or any Subsidiary Guarantor, on any asset or property of the Company, the Issuer or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of any Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict Liens securing obligations in respect of the Notes and the related Guarantees.

(b) Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.10 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each Lien (other than a release as a result of the enforcement of remedies in respect of such Lien or the Obligations secured by such Lien) that gave rise to the obligation to secure the Notes or such Guarantee pursuant to Section 4.10(a).

Section 4.11 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs after the Merger, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the Outstanding Notes under Section 3.08, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below;

(3) that any Note not properly tendered will remain Outstanding and continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment required to be made, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) the other instructions, as determined by the Issuer (which determination shall be conclusive), consistent with the covenant described hereunder, that a Holder must follow; and

(8) if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional upon the occurrence of such Change of Control.

(b) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in this Indenture by virtue of such conflict.

(c) On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the applicable paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof properly tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Issuer.

(d) Notwithstanding anything in this Indenture to the contrary, the Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(e) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(f) Notwithstanding anything to the contrary in Section 9.02, the provisions under this Section 4.11 relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified, with respect to the Notes, with the written consent of the Holders of a majority in principal amount of the Notes then Outstanding, including after the entry into an agreement that would result in the need to make a Change of Control Offer.

Section 4.12 Covenant Suspension.

(a) If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture, then, beginning on that day (the “Suspension Date” and, the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) and continuing until the occurrence of the Reversion Date, the following sections of this Indenture will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1)	Section 4.05;

(2)	Section 4.06;

(3)	Section 4.07;

(4)	Section 4.08;

(5)	Section 4.09;

(6)	Section 5.01(b)(4); and

(7)	Section 10.06(b).

(b) During any period that the foregoing Sections have been suspended, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries, unless such designation would have complied with Section 4.05 as if such Section were in effect during such period.

(c) In the event that and while the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of a Covenant Suspension Event, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the “Suspension Period.” Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sales shall be reset to zero.

(d) During any Suspension Period, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided, however, that the Company or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if (i) the Company or such Restricted Subsidiary could have incurred a Lien to secure the Indebtedness attributable to such Sale and Lease-Back Transaction pursuant to Section 4.10 without equally and ratably securing the Notes pursuant to the covenant described therein; and (ii) the consideration received by the Company or such Restricted Subsidiary in that Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and otherwise complies with Section 4.08; provided further that this Section 4.12(d) shall cease to apply on and subsequent to any Reversion Date.

(e) During the Suspension Period, the Company and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under Section 4.10 (including Permitted Liens) and any Permitted Liens that refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 4.10 and for no other covenant).

(f) Notwithstanding the foregoing, in the event a Reversion Date occurs, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries during the Suspension Period shall give rise to a Default or Event of Default under any of the Suspended Covenants; provided that (1) after the Reversion Date, the amount of Restricted Payments since the Issue Date will be calculated as though Section 4.05 had been in effect prior to, but not during, the Suspension Period; (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.07(b)(3); (3) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.09(b)(5); (4) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not the Issuer or a Guarantor to take any action described in clauses (1) through (3) of Section 4.06(a) that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 4.06(b)(1); (5) no Subsidiary of the Company will be required to comply with Section 10.06(b) after the Reversion Date with respect to any guarantee entered into by such Subsidiary during any Suspension Period; and (6) upon the Reversion Date, the obligation to grant Guarantees pursuant to Section 10.06(b) will be reinstated and the Reversion Date will be deemed to be the date on which any guaranteed Indebtedness was incurred for purposes of Section 10.06(b).

Article V

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Issuer. The Issuer may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer’s properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Issuer”), provided that in the event that the Successor Issuer is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Issuer, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and this Indenture, pursuant to a supplemental indenture or other documents or instruments;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) each Guarantor, unless (i) it is the other party to the transactions described above or (ii) the Issuer is the surviving entity, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(5) except with respect to the Merger, the Issuer (or, if applicable, the Successor Issuer) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the Indenture.

The Successor Issuer will succeed to, and be substituted for, the Issuer under this Indenture and the Notes. Upon the substitution, the Issuer will be released from its obligations under this Indenture and the Notes, except in the case of any lease of all or substantially all of the Issuer’s properties or assets whether in one transaction or a series of transactions, to one or more other Persons.

(b) The Company. Altra may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not Altra is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of Altra’s properties or assets, in one or more related transactions, to any Person unless:

(1) Altra is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than Altra) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the jurisdiction of organization of Altra or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than Altra, expressly assumes all the obligations of Altra under this Indenture and the Notes, including the Guarantee of the Notes by Altra, pursuant to a supplemental indenture or other documents or instruments;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A) Altra or the Successor Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a); or

(B) the Fixed Charge Coverage Ratio of Altra (or, if applicable, the Successor Company) and its Restricted Subsidiaries would be equal to or greater than such ratio of Altra and its Restricted Subsidiaries immediately prior to such transaction; and

(5) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture.

The Successor Company will succeed to, and be substituted for, Altra under this Indenture (including Altra’s Guarantee of the Notes) and the Notes. Upon any such substitution, Altra will be released from its obligations under this Indenture and the Notes, except in the case of any lease of all or substantially all of Altra’s properties or assets whether in one transaction or a series of transactions, to one or more other Persons.

(c) Subsidiary Guarantors. Subject to Section 10.03, no Subsidiary Guarantor shall, and the Company shall not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to, any Person unless:

(1) (A) such Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than a Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee pursuant to a supplemental indenture or other documents or instruments;

(C) immediately after such transaction, no Default or Event of Default exists; and

(D) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture;

(2) the transaction is made in compliance with Section 4.08, if applicable; or

(3) in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to Section 5.02, the Successor Person will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor, the Issuer or the Company, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company, in each case, without regard to the requirements set forth in this Section 5.01(b).

(d) Notwithstanding the foregoing clause (3) in Section 5.01(a) or clauses (3) and (4) in Section 5.01(b),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Company, the Issuer or a Subsidiary Guarantor, and

(2) the Company may merge with an Affiliate of the Company, or the Issuer may merge with the Company or an Affiliate of the Company, as the case may be, solely for the purpose of reincorporating the Company or the Issuer, as they case may be, in the United States, any state thereof, the District of Columbia or any territory thereof or for the sole purpose of forming or collapsing a holding company structure.

(e) Notwithstanding any of the foregoing, the Transactions shall be permitted under this Indenture.

Section 5.02 Successor Issuer or Successor Company Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer or Altra, as the case may be, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, in which the Issuer or Altra, as the case may be, is not the continuing corporation, the Successor Issuer or Successor Company formed by such consolidation or into or with which the Issuer or Altra, as the case may be, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture (including the definition of “Company”) referring to the “Issuer” or “Altra,” as the case may be, shall refer instead to the Successor Issuer or the Successor Company, as the case may be, and not to the Issuer or Altra), and may exercise every right and power of the Issuer or Altra, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer or Altra herein, as applicable; provided, however, that the predecessor Issuer or Altra, as the case may be, shall not be relieved from its obligations under this Indenture, the Notes and the Guarantee, as the case may be, in the case of any lease of all or substantially all of the Issuer’s or Altra’s, as the case may be, properties or assets whether in one transaction or a series of transactions, to one or more other Persons.

Article VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following constitutes an “Event of Default” with respect to the Notes:

(a) default in payment when due and payable (whether at maturity, upon redemption, acceleration or otherwise) of principal of, or premium, if any, on the Notes;

(b) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(c) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% of the aggregate principal amount of the then Outstanding Notes (with a copy to the Trustee) to comply with any of its other obligations, covenants or agreements (other than a default referred to in clauses (a) and (b) above) contained in this Indenture or the Notes;

(d) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee exists on the Issue Date or is created after the issuance of the Notes, if both:

(1) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(2) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(e) failure by the Issuer, the Company or any Significant Subsidiary to pay final judgments for the payment of money aggregating in excess of $75.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(f) the Issuer, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case, files for suspension of payments or any similar relief;

(2) consents to the entry of an order for relief against it in an involuntary case, files for bankruptcy or commences a similar insolvency proceeding;

(3) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(4) makes a general assignment for the benefit of its creditors;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Issuer, the Company or any Significant Subsidiary in an involuntary case;

(2) appoints a Custodian of the Issuer, the Company or any Significant Subsidiary for all or substantially all of its property; or

(3) orders the winding up or liquidation of the Issuer, the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign law or laws, and the order or decree remains unstayed and in effect for 60 days; and

(h) (i) the Guarantee by the Company or by a Guarantor that is a Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void, or (ii) any responsible officer of any Guarantor that is the Company or is a Significant Subsidiary, as applicable, denies in writing that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with this Indenture.

The term “Custodian” means, for the purposes of this Article VI only, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Issuer shall, within 30 days of any Officer becoming aware of any continuing Default, deliver to the Trustee a statement specifying such Default and steps to be taken to cure such Default.

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(f) or 6.01(g) with respect to the Company or the Issuer) occurs and is continuing, the Trustee or the Holders of not less than 25% of the aggregate principal amount of the Outstanding Notes by notice to the Issuer (and to the Trustee, if notice is given by the Holders), may declare the principal amount of and accrued and unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such amounts shall be due and payable immediately. Notwithstanding the foregoing portion of this Section 6.02, if an Event of Default specified in Section 6.01(f) or 6.01(g) with respect to the Company or the Issuer occurs, the principal amount of and accrued and unpaid interest and any other monetary obligations on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in principal amount of the Notes then Outstanding hereunder, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest upon such principal, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes to the date of such payment or deposit and all reasonable expenses, disbursements and advances of the Trustee (including reasonable compensation, disbursements and expenses of the Trustee’s counsel) and compensation for the Trustee’s services) and (ii) any and all Events of Default under this Indenture with respect to the Notes, other than the nonpayment of principal and interest, if any, on Notes that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in Section 6.04. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(c) In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Section 6.03 Other Remedies. If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as shall be most effectual to protect and enforce such rights.

The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to the Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes by written notice to the Trustee, waive an existing Default except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes, (ii) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected; provided, however, that the Holders of a majority in principal amount of the Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.02. When a Default is waived, it shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05 Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided that (i) such direction shall not conflict with law or this Indenture or expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnity reasonably satisfactory to the Trustee against all fees, losses and expenses related to taking or not taking such action. The Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense.

Section 6.06 Limitation on Suits. Except to enforce the right to receive payment of the principal amount of, premium (if any) and accrued and unpaid interest on the Notes held by such Holder when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default with respect to the Notes is continuing;

(b) Holders of at least 25% in the aggregate principal amount of all Outstanding Notes have requested in writing that the Trustee pursue the remedy;

(c) Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense in connection therewith;

(d) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e) Holders of a majority in principal amount of all Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of Notes may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder expressly set forth in this Indenture to institute suit for the enforcement of any payment with respect to such Holder’s Notes or the Guarantees, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and any amounts provided for hereunder.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer and the Guarantors, their creditors or their property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee or liquidator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. Any money or property collected by the Trustee pursuant to this Article VI with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the Trustee acting in any capacity hereunder, including as Agent, for all amounts due hereunder;

SECOND: to Holders, for amounts due and unpaid on the Notes for the principal amount of, premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal amount of, premium, if any, and accrued and unpaid interest, respectively; and

THIRD: to the Issuer.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

Section 6.12 Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) agrees that it shall not at any time insist upon, plead or in any manner whatsoever claim to take the benefit or advantage of any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article VII

TRUSTEE

Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing with respect to the Notes, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in the exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein nor shall the Trustee have any responsibility or liability for any information set forth therein).

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, notice, report, bond, request, direction, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it shall receive an Officer’s Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed by it with due care. No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for or have any liability for any act or omission by any Depositary.

(d) The Trustee may consult with counsel of its choice, and the advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in reliance thereon.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer, and the Trustee may rely thereon.

(f) The Trustee shall not be deemed to have knowledge of any Default or Event of Default with respect to the Notes unless written notice of such a Default is received by a Responsible Officer of the Trustee at the office of the Trustee, and such notice references such Notes and this Indenture and states that it is a notice of Default.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by the Trustee in each of its capacities and any Agent.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the fees, costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its duties or powers hereunder.

(l) The Trustee may request that the Issuer deliver a certificate of incumbency setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or other force majeure events, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(n) The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, as amended, the Trustee, in accordance with requirements applicable to financial institutions, may be required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. Each party to this Indenture agrees that it will provide the Trustee with such information as the Trustee may request in order for the Trustee to comply with the requirements of the U.S.A. Patriot Act applicable to the Trustee.

(o) The Trustee shall not be responsible or liable for special, indirect, punitive or consequential losses or damages (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(p) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of willful misconduct on its part, rely upon an Officer’s Certificate.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s uses of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or the Guarantors in this Indenture, in the Notes or in any document executed in connection with the sale of the Notes, other than those set forth in the Trustee’s certificate of authentication. The recitals contained herein and in the Notes shall be taken as the statements of the Issuer and the Guarantors, and the Trustee assumes no responsibility or liability for their correctness.

Section 7.05 Notice of Defaults. If a Default with respect to Notes occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail (or electronically deliver in accordance with the procedures of DTC) to each Holder notice of the Default within 60 days after it occurs, unless such Default shall have been cured or waived. The Trustee may withhold the notice (except in the case of a Default in payment of principal, premium or interest) if and so long as the Trustee determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders. If this Indenture is qualified under the Trust Indenture Act, unless otherwise specified in the applicable Board Resolution, supplemental indenture hereto or Officer’s Certificate, within 60 days after each May 15, beginning with May 15, 2020 for so long as Notes remain Outstanding, the Trustee shall mail or otherwise deliver to each Holder a brief report dated as of such reporting date in accordance with and to the extent required under § 313(a) of the Trust Indenture Act. The Trustee shall also comply with § 313(b)(2) of the Trust Indenture Act.

A copy of each report at the time of its mailing to Holders shall be filed with each stock exchange (if any) on which the Notes are listed, if required by the rules of such stock exchange. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity. The Issuer and the Guarantors shall pay to the Trustee (acting in any capacity hereunder) and any Agent from time to time compensation for all services rendered by the Trustee as the Issuer and the Trustee shall agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors shall reimburse the Trustee (acting in any capacity hereunder) and any Agent upon request for all reasonable and duly documented out-of-pocket expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture, including costs of collection and the fees, expenses and disbursements of their respective agents and counsel, in addition to the reasonable compensation for their respective services. The Issuer and Guarantors, jointly and severally, shall indemnify and hold harmless the Trustee (acting in any capacity hereunder) or any Agent and their respective officers, directors, employees and agents against any and all loss, liability or expense incurred on its part, arising out of or in connection with the acceptance or administration of this Indenture or the transactions contemplated hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee or any Agent shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Issuer shall not relieve the Issuer and Guarantors of their indemnity obligations hereunder. Neither the Issuer nor any Guarantor will need to reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party attributable to such party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order. The Issuer and the Guarantors shall not be obligated to pay any settlement effected without their prior written consent (which shall not be unreasonably withheld).

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal of or interest on particular Notes.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.07 and the rights, protections and indemnities afforded to the Trustee and any Agent under this Article VII shall survive the satisfaction or discharge of this Indenture or the resignation or removal of the Trustee or any Agent, as the case may be. When the Trustee or any Agent incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Any right, protection and indemnity provided to the Trustee hereunder shall also be afforded to any Agent hereunder or under any supplemental indenture.

Section 7.08 Replacement of Trustee. The Trustee may resign by so notifying the Issuer in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee and may appoint a successor Trustee by so notifying the Trustee and the Issuer in writing not less than 30 days prior to the effective date of such removal. The Issuer shall remove the Trustee:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes for which it is acting as Trustee under this Indenture. The successor Trustee shall mail or otherwise deliver a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least a majority in principal amount of the Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to fees, expenses and liabilities incurred by it prior to such replacement. The retiring or removed Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee.

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture.

Any corporation into which the Trustee or any Paying Agent may be merged or converted, or any corporation with which the Trustee or Paying Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or Paying Agent shall be a party, or any corporation, including affiliated corporations, to which the Trustee or Paying Agent shall sell or otherwise transfer: (a) all or substantially all of its assets or (b) all or substantially all of its corporate trust business shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws and subject to any credit rating requirements set out in this Indenture become the successor Trustee or Paying Agent under this Indenture or any supplemental indenture without the execution or filing of any paper or any further act on the part of the parties to this Indenture, unless otherwise required by the Issuer, and after the said effective date all references in this Indenture or supplemental indenture to the Trustee or any Paying Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the Issuer by the Trustee or Paying Agent, as applicable.

Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Trust Indenture Act § 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) the following: (i) the Notes issued under this Indenture and (ii) any other indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against the Issuer and Guarantors. The Trustee shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or has been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

Article VIII

LEGAL DEFEASANCE, COVENANT DEFEASANCE

AND SATISFACTION AND DISCHARGE

Section 8.01 Option To Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02 Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to the Notes, the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a)and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the Issuer’s obligations with respect to the Notes under Article II hereof;

(b) the rights, indemnities and immunities of the Trustee (and any Agent) hereunder and the Issuer’s and Guarantors’ obligations in connection therewith (including, but not limited to, the rights of the Trustee (and any Agent) and the duties of the Issuer and Guarantors under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and

(c) Sections 8.02, 8.04, 8.05, 8.06, 8.07, and 8.08 hereof.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. In the event that the Issuer terminates all of its obligations under the Notes and this Indenture by exercising the Legal Defeasance option or the Covenant Defeasance option, the obligations of each Guarantor under its Guarantee of the Notes shall be terminated simultaneously with the termination of such obligations.

Section 8.03 Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect Notes, the Issuer and the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.02 (other than Section 4.02(e)), 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 5.01(a)(3), 5.01(b)(3), 5.01(b)(4) and 10.06(b) of this Indenture on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that the Notes shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer and its Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to the Notes, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) (only with respect to defeased covenants hereunder), 6.01(d) and 6.01(e) hereof shall not constitute Events of Default with respect to such Notes. In the event that the Issuer terminates all of its obligations under the Notes and this Indenture by exercising the Legal Defeasance option or the Covenant Defeasance option, the obligations of each Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.

Section 8.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(a) the Issuer must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b) in the case of an election under Section 8.02 hereof, the Issuer shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, confirming that (1) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel, subject to customary assumptions and exclusions, shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date the Issuer makes such deposits (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness, and in each case, the granting of Liens in connection therewith);

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);

(f) the Issuer shall have delivered, or shall have caused to be delivered, to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(g) the Issuer shall have delivered, or shall have caused to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel referred to in clause (b) with respect to a Legal Defeasance shall not be required if all Notes not thereof delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable on the Maturity Date within one year under arrangements satisfactory to the Trustee for giving of notice of redemption by the Trustee, in the Issuer’s name, and at the Issuer’s expense.

Section 8.05 Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money, Government Securities (including any proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash, Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money, Government Securities Obligations held by it as provided in Section 8.04 hereof that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or, if then held by the Issuer, shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof as general creditors, unless an applicable abandoned property law designates another person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07 Satisfaction and Discharge of Indenture. If at any time:

(a) either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of any Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) the Issuer has paid or caused to be paid all sums payable by it under this Indenture;

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

(d) the Issuer shall have delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to the Notes except for the rights, indemnities and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Issuer and the Guarantors under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder). If money shall have been deposited with the Trustee pursuant to this Section 8.07:

(1) the Issuer’s obligations with respect to the Notes under Article II;

(2) the agreements of the Issuer, the Company and the Subsidiary Guarantors set forth in Article V; and

(3) Sections 8.02, 8.04 , 8.05, 8.06, 8.07, 8.08 and 11.11 hereof, shall each survive until the Notes have been paid in full.

Upon the Issuer’s exercise of this Section 8.07, the Trustee, on demand of the Issuer and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes.

Section 8.08 Reinstatement. If the Trustee or any Paying Agent is unable to apply any U.S. dollars or Government Securities Obligations in accordance with this Article VIII, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance this Article VIII; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article IX

AMENDMENTS

Section 9.01 Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder:

(a) to cure any ambiguity, omission, mistake, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder (as determined in good faith by the Issuer (which determination shall be conclusive));

(c) to comply with Section 5.01;

(d) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(e) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder (as determined in good faith by the Issuer (which determination shall be conclusive));

(f) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(g) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee hereunder pursuant to the requirements hereof;

(h) to provide for the issuance of Additional Notes in accordance with this Indenture;

(i) to add a Guarantor under this Indenture and to allow a Guarantor to execute a supplemental indenture or guarantee the Notes or to release a Guarantor in accordance with the terms of this Indenture;

(j) to conform the text of this Indenture, the Guarantees or the Notes to any provisions of the “Description of Notes” in the Offering Memorandum;

(k) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes (in each case, as determined in good faith by the Issuer (which determination shall be conclusive));

(l) to provide for the issuance of the Notes in a manner consistent with the terms of this Indenture; or

(m) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Section 9.02 With Consent of Holders. Except as provided below, this Indenture, any Guarantee and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes and any existing Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). However, without the consent of each Holder affected, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(a) make any change in the percentage of the principal amount of the Notes required for amendments or waivers;

(b) reduce the principal of or change the fixed final maturity of any Note or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(c) reduce the rate of or change the time for payment of interest on any Note;

(d) (A) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of all then Outstanding Notes, and a waiver of the Event of Default under Section 6.01(a) or 6.01(b) that resulted from such acceleration, or (B) waive a Default in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(e) make any Note payable in money other than U.S. dollars;

(f) make any change in Section 9.01 or this Section 9.02;

(g) impair the contractual right of any Holder expressly set forth in this Indenture to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or the Guarantees; or

(h) make any change to or modify the ranking of the Notes that would adversely affect the Holders thereof.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action under this Indenture, the principal amount of Notes shall be deemed to be the principal amount of Notes as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by the Company.

Section 9.03 Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the supplemental indenture or other instrument providing for the applicable amendment, supplement or waiver becomes operative. After an amendment, supplement or waiver becomes effective, it shall bind every Holder of such Note affected by such amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

Section 9.04 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Trustee or the Issuer so determine, the Issuer in exchange for the Note shall issue and the Trustee, upon an Issuer Order, shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.05 Trustee to Sign Amendments. Upon the request of the Issuer, the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not affect the rights, duties or immunities of the Trustee under this Indenture or otherwise. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver the Trustee shall be provided with and shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel, each stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, and solely with respect to the Opinion of Counsel, that such amendment, supplement or waiver is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles. The Trustee shall also be entitled to request indemnity satisfactory to it in connection with signing an amendment, supplement or waiver or taking any action (or refraining from taking any action) thereunder or in connection therewith.

Section 9.06 [Reserved].

Article X

GUARANTEES

Section 10.01 Guarantees.

(a) Each Guarantor that guarantees the Notes pursuant to this Indenture, jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes, on the terms set forth in this Indenture by executing this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that such Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations.

(c) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d) Except as expressly set forth in Section 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(e) Subject to Section 10.02 and Section 10.03 hereof, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of, or any part thereof, principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or any of its Subsidiaries or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(g) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(h) Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02 Limitation on Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03 Releases.

(a) A Guarantee as to any Subsidiary Guarantor shall be automatically and unconditionally released and discharged, without further action required on the part of the Subsidiary Guarantor, the Trustee or any Holder of Notes, upon:

(1) any direct or indirect sale, exchange, transfer or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, if such sale, exchange, transfer or other disposition is not in violation of the applicable terms of this Indenture;

(2) the release or discharge of the Indebtedness or guarantee of Indebtedness by such Subsidiary Guarantor of the Indebtedness that resulted in the creation of such Guarantee except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision); provided that at the time of such release or discharge, such Subsidiary Guarantor is not then a guarantor or an obligor in respect of any other third-party Indebtedness that would require it to provide a Guarantee of the Notes under this Indenture;

(3) the sale, exchange, transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, in a transaction that is not in violation of the applicable terms of this Indenture, to any Person who is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary (including the Issuer);

(4) the release or discharge of such Subsidiary Guarantor from its guarantee, and of all pledges and security, if any, granted by such Subsidiary Guarantor in connection with the Senior Secured Credit Facilities, except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision); provided that at the time of such release or discharge, such Subsidiary Guarantor is not then a guarantor or an obligor in respect of any other third-party Indebtedness that would require it to provide a Guarantee of the Notes under this Indenture;

(5) the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.05 and the definition of “Unrestricted Subsidiary”;

(6) the merger or consolidation of any Subsidiary Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Guarantor;

(7) the Issuer exercising its Legal Defeasance option or Covenant Defeasance option with respect to the Notes pursuant to Article VIII or the Issuer’s obligations under this Indenture being discharged with respect to the Notes in accordance with Article VIII; or

(8) the occurrence of the Suspension Date as described under Section 4.12; provided that such Guarantee will be reinstated, if required pursuant to the terms of this Indenture, upon the Reversion Date.

(b) The Guarantee by the Company shall be automatically and unconditionally released and discharged, without further action required on the part of the Company, the Trustee or any Holder of Notes, upon the Issuer exercising its Legal Defeasance option or Covenant Defeasance option with respect to the Notes pursuant to Article VIII or the Issuer’s obligations under this Indenture being discharged with respect to the Notes in accordance with Article VIII.

In the case of a release and discharge of any Guarantee, the Issuer shall deliver to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to the release of such Guarantee shall have been complied with.

Upon request of the Issuer or the applicable Guarantor, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder of the Notes.

Section 10.04 Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.06 Additional Guarantees. (a) Upon consummation of the Merger on the date hereof, the Issuer, Altra and each other Altra Guarantor shall execute and deliver to the Trustee a supplemental indenture, in the form of Exhibit B-1 hereto, pursuant to which (i) Altra will become a party to this Indenture and expressly agrees to be bound by all provisions of this Indenture applicable to it under the Notes and this Indenture (including the provisions of Article IV hereof and all other obligations (including the Guaranteed Obligations)), and (ii) each other Altra Guarantor (as defined below) will become a Subsidiary Guarantor under this Indenture. Notwithstanding anything herein to the contrary, no Opinion of Counsel or Officer’s Certificate shall be required in connection with the execution of such supplemental indenture on the date hereof.

(b) Following the Merger, the Company shall cause each Restricted Subsidiary that (i) incurs (other than a Foreign Subsidiary or Foreign Subsidiary Holding Company of the Company), or guarantees any Indebtedness under the Senior Secured Credit Facilities or (ii) guarantees other third-party long-term Indebtedness of the Issuer or any Guarantor in an aggregate principal amount in excess of $75.0 million, to guarantee the Notes.

Section 10.07 Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary that is required to become a Guarantor pursuant to Section 10.06(b) shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B-2 hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate each stating that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.08 [Reserved].

Section 10.09 Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Article XI

MISCELLANEOUS

Section 11.01 [Reserved].

Section 11.02 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, electronic mail, facsimile transmission or overnight air courier guaranteeing next day delivery addressed as follows:

If to the Issuer or any Guarantor:

Stevens Holding Company, Inc.

c/o Altra Industrial Motion Corp.

300 Granite Street, Suite 201,

Braintree, Massachusetts 02184,

Attention of Glenn E. Deegan, Esq.

(Fax No. 617-671-0534)

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 500

Los Angelos, California, 90071

Attention: Corporate Trust Unit

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail (registered or certified, return receipt requested) to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed (or otherwise in accordance with the procedures of DTC).

Notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting.

Notwithstanding any other provisions of this Indenture or any Notes, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 11.03 Communication by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that all such conditions precedent have been complied with, provided that no such Opinion of Counsel shall be required in connection with the authentication on the date hereof by the Trustee of (i) the Initial Note representing the Debt Exchange Amount, (ii) any Certificated Note subsequently issued upon transfers of such Initial Note to the Selling Securityholder and the Initial Purchasers and (ii) the initial Global Notes.

Section 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition (and the related definitions);

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 11.06 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 11.07 Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

Section 11.08 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.09 No Personal Liability of Directors, Officers, Employees and Stockholders. No present, past or future director, officer, employee, member, partner, incorporator or equityholder of the Issuer, any Guarantor or any Subsidiary of the Company or any of their respective direct or indirect parent companies (except for the Company, any Subsidiary or parent company (if any) in its capacity as obligor or guarantor in respect of the Notes and not in its capacity as equityholder of the Issuer or any Guarantor) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

Section 11.10 Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind its successors (other than as contemplated by Sections 5.02 or 10.03). All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11 Multiple Originals; Electronic Signatures. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.14 Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this Indenture as a whole.

Section 11.15 Submission to Jurisdiction and Venue. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS INDENTURE, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

Section 11.16 Foreign Account Tax Compliance Act (FATCA). The Issuer agrees (i) to provide the Trustee with such reasonable information that the Trustee requests in writing as the Issuer has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

STEVENS HOLDING COMPANY, INC.

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

AS MOTION LLC

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

JACOBS VEHICLES SYSTEMS, INC.

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

AS MOTION NORTH AMERICA, INC.

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

AMERICAN PRECISION INDUSTRIES, INC.

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

HEAT TRANSFER GUARANTEE CO. LLC

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

[Signature page – Indenture]

PORTESCAP U.S. INC.

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

MOTION ENGINEERING INCORPORATED

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

BALL SCREWS AND ACTUATORS CO., INC.

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

THOMSON LINEAR LLC

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

G&L MOTION CONTROL INC.

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

THOMSON INDUSTRIES, INC.

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

[Signature page – Indenture]

ABEK LLC

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

PACSCI MOTION CONTROL, INC.

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

KOLLMORGEN CORPORATION

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

ASM BUSINESS SERVICES, LLC

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President & Treasurer

[Signature page – Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
not in its individual capacity but solely as Trustee

By:	/s/ Karen Yu
Name:	Karen Yu
Title:	Vice President

[Signature page – Indenture]

EXHIBIT A

FORM OF NOTE

[Insert applicable legends]

[FACE OF NOTE]

CUSIP [ ]

ISIN [ ]

[Rule 144A][Regulation S] GLOBAL NOTE

representing up to

$[     ]

6.125% Senior Notes Due 2026

No. [ ]	$[ ]

STEVENS HOLDING COMPANY, INC. promises to pay to [ ] or registered assigns, the principal sum of [ ] Dollars on October 1, 2026 or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

STEVENS HOLDING COMPANY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the 6.125% Senior Notes Due 2026 referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

by
Authorized Signatory

[Reverse of Note]

6.125% Senior Notes Due 2026

1.	Indenture

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 6.125% Senior Notes Due 2026 (the “Notes”) to be issued under an indenture, dated as of October 1, 2018 (the “Indenture”), among STEVENS HOLDING COMPANY, INC., a Delaware corporation (the “Issuer”), the Guarantors (as defined therein) party thereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”). Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized herein and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2.	Interest

The Issuer promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2019, to the holder of record of those Notes on the immediately preceding March 15 or September 15, as applicable. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date of the Notes. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

3.	Paying Agent and Registrar

Initially the Trustee will act as paying agent and registrar. The Issuer may appoint and change any paying agent or registrar without notice. The Issuer or any of its Subsidiaries may act as paying agent or registrar.

4.	Defaults and Remedies; Waiver

Article VI of the Indenture sets forth the Events of Default and related remedies applicable to the Notes.

5.	Amendment

Article IX of the Indenture sets forth the terms by which the Notes and the Indenture may be amended.

6.	Change of Control

Section 4.11 of the Indenture sets forth the terms by which the Issuer will be required to make an offer to purchase the Notes if a Change of Control occurs.

7.	Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8.	Sinking Fund

The Notes will not have the benefit of any sinking fund.

9.	Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. When Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same series, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06, 2.07, 3.06, 4.11 and 9.04 of the Indenture).

The Issuer and the Registrar shall not be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day a notice of redemption of Notes selected for redemption under Section 3.02 of the Indenture is sent and ending at the close of business on the day such notice is sent or (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.	Further Issues

The Issuer may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the public offering price and the issue date and, if applicable, the initial interest accrual date and the initial Interest Payment Date) so as to form a single series with the Notes.

11.	Optional Redemption

The Notes are subject to redemption at the option of the Issuer, as described in Section 3.08 of the Indenture.

12.	Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13.	No Personal Liability of Directors, Officers, Employees and Stockholders

No present, past or future director, officer, employee, member, partner, incorporator or equityholder of the Issuer, any Guarantor or any Subsidiary of the Company or any of their respective direct or indirect parent companies (except for the Company or any Subsidiary or parent company (if any) in its capacity as obligor or guarantor in respect of the Notes and not in its capacity as equityholder of the Issuer or any Guarantor) shall have any liability for any obligations of the Issuer or any of the Guarantors under the Notes, the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

14.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if it deposits with the Trustee money and/or certain Government Securities for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15.	Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or, if then held by the Issuer, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

16.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND

In connection with any transfer of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and the certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and the certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[1]

By
To be executed by an executive officer

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, provided that no such guarantee is required for any transfers by Fortive or the Selling Securityholder on the date of the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.08 or Section 4.11 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.08 or Section 4.11 of the Indenture, state the amount (in original principal amount) below:

$_____________________.

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1_____________________________

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES3

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[3]	For Global Notes

Sch-1

EXHIBIT B-1

FORM OF SUPPLEMENTAL INDENTURE UPON THE MERGER

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 1, 2018, among Stevens Holding Company, Inc. (the “Issuer”), Altra Industrial Motion Corp. (“Altra”), Ameridrives International, LLC, Boston Gear LLC, Bauer Gear Motor LLC, Formsprag LLC, Guardian Couplings LLC, Inertia Dynamics, LLC, Kilian Manufacturing Corporation, Nuttall Gear L L C, Svendborg Brakes USA, LLC, TB Wood’s Corporation, TB Wood’s Incorporated, Warner Electric LLC and Warner Electric Technology LLC (each a “Guaranteeing Subsidiary” and together with Altra, the “Additional Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of October 1, 2018, among the Issuer, the Guarantors named therein and the Trustee, providing for the issuance from time to time of notes (the “Notes”);

WHEREAS, the Merger has been consummated;

WHEREAS, Section 10.06(a) of the Indenture provides that upon the Merger, the Issuer, Altra and each other Altra Guarantor shall have executed and delivered to the Trustee a supplemental indenture in the form of Exhibit B-1 hereto, pursuant to which (i) Altra will become a party to this Indenture and expressly agrees to be bound by all provisions of this Indenture applicable to it under the Notes and this Indenture (including the provisions of Article IV hereof and all other obligations (including the Guaranteed Obligations)), and (ii) each other Altra Guarantor (as defined below) will become a Subsidiary Guarantor under this Indenture;

WHEREAS, the Indenture provides that, upon consummation of the Merger all references to the “Company” are to Altra;

WHEREAS, pursuant to Sections 9.01 and 10.06(a) of the Indenture, the Trustee is authorized and required to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Altra Agreement to be Bound. Altra hereby agrees to become a party to the Indenture and to unconditionally be bound by all provisions of the Indenture (including the provisions of Article IV and providing a Guarantee of the Notes) applicable to it and to perform all obligations and duties required of it pursuant to the Indenture. The parties hereto agree that upon execution of this Supplemental Indenture, all references to the Company in the Indenture are to Altra.

3. Guarantor Agreement to be Bound; Guarantee. Each Additional Guarantor hereby agrees to becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations (including the Guaranteed Obligations) and agreements of such Guarantor under the Indenture. In furtherance of the foregoing, each Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article X of the Indenture, including, without limitation, Section 10.02 thereof.

4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Additional Guarantor.

8. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented or amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

STEVENS HOLDING COMPANY, INC.

By:
Name:
Title:

ALTRA INDUSTRIAL MOTION CORP

By:
Name:
Title:

GUARDIAN COUPLINGS LLC

By:
Name:
Title:

NUTTALL GEAR L L C

By:
Name:
Title:

AMERIDRIVES INTERNATIONAL, LLC

By:
Name:
Title:

FORMSPRAG LLC

By:
Name:
Title:

WARNER ELECTRIC LLC

By:
Name:
Title:

WARNER ELECTRIC TECHNOLOGY LLC

By:
Name:
Title:

SVENDBORG BRAKES USA, LLC

By:
Name:
Title:

BOSTON GEAR LLC

By:
Name:
Title:

BAUER GEAR MOTOR LLC

By:
Name:
Title:

INERTIA DYNAMICS, LLC

By:
Name:
Title:

KILIAN MANUFACTURING CORPORATION

By:
Name:
Title:

TB WOOD’S CORPORATION

By:
Name:
Title:

TB WOOD’S INCORPORATED

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

EXHIBIT B-2

FORM OF SUPPLEMENTAL INDENTURE FOR

ADDITIONAL SUBSIDIARY GUARANTOR

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [ ], 20[ ], among Stevens Holding Company, Inc. (the “Issuer”), [ ] (the “Guaranteeing Subsidiary”) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of [•], 2018, among the Issuer, the Guarantors named therein and the Trustee, providing for the issuance from time to time of notes (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture (the “Additional Guarantee”); and

WHEREAS, pursuant to Sections 9.01, 10.06(b) and 10.07 of the Indenture, the Trustee is authorized and required to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations (including the Guaranteed Obligations) and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article X of the Indenture, including, without limitation, Section 10.02 thereof.

3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

B-8

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented or amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

STEVENS HOLDING COMPANY, INC.

By:
Name:
Title:

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

EXHIBIT C

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) or (7) WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (I) IN THE CASE OF RULE 144A NOTES, THE DATE WHICH IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE THEREOF, THE DATE OF ORIGINAL ISSUANCE OF ANY ADDITIONAL NOTES OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE AND (II) IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE ORIGINAL ISSUE DATE THEREOF, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY AFFILIATE THEREOF, (B) INSIDE THE UNITED STATES TO (1) A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (2) AN INSTITUTIONAL ACCREDITED INVESTOR IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE ISSUER) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (AND AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

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EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

[TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.]

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EXHIBIT E

Regulation S Certificate

_________, ____

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 500

Los Angeles, California 90071

Attention: Corporate Trust Unit

Re:	Stevens Holding Company, Inc. [•]% Senior Notes due 2026 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of [•], 2018 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.

The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date: _________________

EXHIBIT F

Rule 144A Certificate

_________, ____

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 500

Los Angeles, California 90071

Attention: Corporate Trust Unit

Re:	Stevens Holding Company, Inc. [•]% Senior Notes due 2026 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of [•], 2018 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                 , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date: _________________

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EXHIBIT G

Institutional Accredited Investor Certificate

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 500

Los Angeles, California 90071

Attention: Corporate Trust Unit

Re:	Stevens Holding Company, Inc. [•]% Senior Notes due 2026 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of [•], 20[•] relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.

We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.

We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.

We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.

We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $100,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $100,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date: _________________

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By: _________________________________

Date: ________________________________

Taxpayer ID number: ___________________

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 500

Los Angeles, California 90071

Attention: Corporate Trust Unit OR

[Name of DTC Participant]

Re:	Stevens Holding Company, Inc. [•]% Senior Notes due 2026 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of [•], 2018 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $     principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.

We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date: _________________

[FORM II]

Certificate of Beneficial Ownership

To:	The Bank of New York Mellon Trust Company, N.A. 400 South Hope Street, Suite 500 Los Angeles, California 90071 Attention: Corporate Trust Unit

Re:	Stevens Holding Company, Inc. [•]% Senior Notes due 2026 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of [•], 2018 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date: _________________

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

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